UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FibroGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FIBROGEN, INC.

409 Illinois Street

San Francisco, CA 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FibroGen, Inc., a Delaware corporation (also referred to as “we,” “us,” “FibroGen,” and the “Company”). The Annual Meeting will be held via live audio webcast on the internet. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FGEN2023.

The Annual Meeting will be held on Wednesday, June 7, 2023 at 8:00 a.m. Pacific Daylight Time for the following purposes:

1.
To elect our Class III director nominees, Enrique Conterno, Aoife Brennan, M.B., B.Ch., and Gerald Lema, to our board of directors to hold office until the 2026 annual meeting of stockholders.
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
3.
To ratify the selection, by the Audit Committee of our board of directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023.
4.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is April 10, 2023 (the “Record Date”). Only stockholders of record at the close of business on that date may vote by proxy or at the Annual Meeting (live audio webcast) or any adjournment thereof. Please see the attached proxy statement for information on how to vote by proxy and how to attend and vote at the Annual Meeting.

A list of our record stockholders entitled to vote as of the close of business on the Record Date will be available for review during regular business hours at our principal executive offices at 409 Illinois Street, San Francisco, California 94158 for ten days prior to the Annual Meeting for any legally valid purpose related to the Annual Meeting, and will available during the entire time of the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting

The proxy statement and Annual Report on Form 10-K

are available at www.proxyvote.com.

By Order of the Board of Directors

April 27, 2023

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please vote online or by telephone prior to the Annual Meeting as instructed in these materials, or if you requested and received a proxy by mail, please complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please review the section below “How do I vote?” for specific instructions on voting your shares before and during the Annual Meeting.

FIBROGEN, INC.

409 Illinois Street

San Francisco, CA 94158

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

The board of directors (the “Board”) of FibroGen is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the online Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, please vote online or by telephone as instructed in these materials, or if you requested and received a proxy by mail, please complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the Annual Meeting.

The proxy materials, including this proxy statement, proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 27, 2023 (“Annual Report”), are being distributed and made available on or about April 27, 2023. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In accordance with rules and regulations adopted by the United States (“U.S.”) Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials online. Accordingly, we intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 27, 2023 to stockholders of record entitled to vote at the Annual Meeting. Stockholders will have the ability to access the proxy materials at www.proxyvote.com, on the website referred to in the Notice, or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy-voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you change such election.

Choosing to receive future proxy materials electronically will allow us to more rapidly provide you with the information you need, will conserve natural resources, and will reduce the costs of printing and mailing documents to you.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Notices are sent to stockholders who have not yet made an election to receive proxy materials by mail or electronically. Instructions on how to access the full set of proxy materials online or to request a paper copy may be found in the Notice. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you change such election.

Why did I receive a full set of proxy materials instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials to stockholders who have previously requested to receive them. If you would like to reduce the environmental impact of and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or access them online. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com where you can access the proxy materials and enroll for online delivery of the proxy materials.

How do I attend the Annual Meeting?

You must be a stockholder of record or a beneficial holder of FibroGen shares of common stock at the close of business on April 10, 2023 to attend and vote at the Annual Meeting. The Annual Meeting will be held on Thursday, June 7, 2023 at 8:00 a.m. Pacific Daylight Time via live audio webcast that can be accessed at www.virtualshareholdermeeting.com/FGEN2023.

You will not be able to attend the Annual Meeting in person. If you wish to attend and vote at the Annual Meeting online, you must have the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Beneficial holders of FibroGen shares of common stock who do not receive a 16-digit control number from their bank or brokerage firm and who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.

Online check-in will begin at 7:45 a.m. Pacific Daylight Time on June 7, 2023. We recommend allowing ample time for the online check-in process. Additional information on who can vote and how to vote at the Annual Meeting is discussed below.

How do I ask questions during the Annual Meeting?

Our Annual Meeting will be conducted online in a “virtual format” only (live audio webcast) and has been designed to allow stockholders to submit questions and comments pertaining to the meeting’s business before and during the Annual Meeting. You may submit questions when online check-in begins at 7:45 a.m. Pacific Daylight Time on June 7, 2023 and during the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2023. Company directors and key executive officers are expected to be available to answer questions. We will attempt to respond to as many inquiries pertaining to business properly brought before the Annual Meeting as time allows.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the online meeting website?

Technicians will be available to assist you with any technical difficulties you may have accessing the virtual website platform. If you encounter any difficulties accessing the virtual meeting platform during the check-in or meeting time, please call the number posted on www.virtualshareholdermeeting.com/FGEN2023.

If I cannot attend the Annual Meeting online, can I vote or listen to it later?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting. A recording of the Annual Meeting, including the questions answered during the meeting, will be available on our investor relations website at https://investor.fibrogen.com for 30-days following the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders entitled to vote as of the close of business on the Record Date will be available for review during regular business hours at our principal executive offices at 409 Illinois Street, San Francisco, California 94158 for ten days prior to the Annual Meeting for any legally valid purpose related to the Annual Meeting, and will available during the entire time of the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2023.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 10, 2023 will be entitled to vote at the Annual Meeting. On the Record Date, there were 96,695,066 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 10, 2023 your shares were registered directly in your name with FibroGen’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote before or during the Annual Meeting or vote by proxy. You will need your 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials in order to be able to vote during the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return your proxy card or vote by proxy online or by telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 10, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive instructions from the stockholder of record that you must follow for your shares to be voted. You are also invited to attend the Annual Meeting. You will need your 16-digit control number included on your voting instruction form in order to be able to vote during the Annual Meeting. Beneficial holders of FibroGen shares who do not receive a 16-digit control number from their bank or brokerage firm and who wish to vote at the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.

What am I voting on?

There are three matters scheduled for a vote:

1.
To elect our Class III director nominees, Enrique Conterno, Aoife Brennan, M.B., B.Ch., and Gerald Lema, to the Board to hold office until the 2026 annual meeting of stockholders.
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.
To ratify the selection, by the Audit Committee of the Board, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal No. 1, you may either vote “For” each of our Class III director nominees to the Board or you may “Withhold” your vote for any Class III director nominee that you specify.

For Proposal No. 2, you may vote “For” or “Against,” or abstain from voting.

For Proposal No. 3, you may vote “For” or “Against,” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/FGEN2023. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Once you have logged into the Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.
•
To vote by telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 6, 2023 to be counted.
•
To vote using a proxy card before the Annual Meeting, simply complete, sign, and date the proxy card that you may request or that was delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
To vote through the internet before the Annual Meeting, visit www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 6, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the instructions in the Notice to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other nominee. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/FGEN2023 to vote during the meeting.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What does it mean if I receive more than one set of proxy materials?

You should receive more than one set of proxy materials if your shares are registered under different names or held in different accounts as of the Record Date (for example, if you are both a stockholder of record and beneficial owner). Please follow the voting instructions and vote separately for each set of proxy card/materials you receive to ensure that all of your shares are voted. All of your shares may be voted at www.proxyvote.com regardless of which account they are registered or held in.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2023.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote online, by telephone, by mail (by requesting a paper proxy card or voting instruction card), and at the Annual Meeting.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may submit a subsequent proxy by telephone or through the internet (only your last telephone or internet proxy will be counted) before 11:59 p.m. Eastern Daylight Time on June 6, 2023.
•
You may send a timely written notice that you are revoking your proxy to our Secretary at 409 Illinois Street, San Francisco, California 94158; or
•
You may attend and vote at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/FGEN2023. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current vote (prior to the deadline) by internet, telephone or proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must contact the organization holding your shares and follow their instructions for revoking or changing your vote.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board to be presented at the 2024 annual meeting of stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2023, to our Secretary at 409 Illinois Street, San Francisco, California 94158; provided, however, that if our 2024 annual meeting of stockholders is held before May 8, 2024 or after July 7, 2024, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2024 annual meeting of stockholders.

Our amended and restated bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, provided that such proposal or nominee would not be included in next year’s proxy materials. Such proposals must comply with the requirements, including without limitation, the separate notice procedures, of our amended and restated bylaws. If you wish to submit such a proposal or nominate a director, written notice must be received by our Secretary no later than the close of business on March 9, 2024 nor earlier than the close of business on February 8, 2024; provided, however, that if our 2024 annual meeting of stockholders is held before May 8, 2024 or after July 7, 2024, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

How are votes counted?

Votes will be counted separately for each proposal by the inspector of election appointed for the Annual Meeting. For the proposal to elect directors, “For” and “Withhold” votes will be counted. With respect to Proposals No. 2 and No. 3, votes “For” and “Against” and abstentions will be counted, with abstentions having the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking a voting selection, your shares will be voted as follows:

•
“For” the election of each of the three Class III director nominees named in this proxy statement to serve on the Board (Proposal No. 1);
•
“For” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2); and
•
“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 3).

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on the proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee may vote your shares if they have discretionary authority to vote on the particular matter.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of The New York Stock Exchange, “non -routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

•
For Proposal No. 1, the election of directors, the three Class III director nominees to serve as Class III directors until the 2026 annual meeting of stockholders receiving the most “For” votes from the holders of shares present online at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only “For” or “Withhold” votes will affect the outcome. Broker non-votes will have no effect on the outcome of Proposal No. 1.
•
For Proposal No. 2, the advisory vote to approve the compensation of the Company’s named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•
To be approved, Proposal No. 3, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present online at the Annual Meeting or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the Annual Meeting or represented by proxy. On the Record Date, there were 96,695,066 shares of common stock outstanding and entitled to vote. Thus, the holders of 48,347,534 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting online or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

Which proxy materials are available online?

The proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance, or achievement to differ materially from those expressed or implied by these forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “seeks,” “intends,” “strives,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including those outlined in our Annual Report. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes: Class I, Class II, and Class III, with each class having a three-year term. Vacancies on the Board, unless the Board determines by resolution that any such vacancies shall be filled by stockholders, may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has 9 members. There are three directors in Class III whose term of office expires in 2023. The nominees for election to Class III, Enrique Conterno, Aoife Brennan, M.B., B.Ch., and Gerald Lema, are currently directors of the Company and were previously elected by our stockholders or appointed by the Board. If re-elected at the Annual Meeting, the Class III director nominees would serve until the 2026 annual meeting of stockholders and until their successors have been duly elected and qualified, or if sooner, until the director’s death, resignation, or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of the directors then-elected and serving as directors attended the 2022 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present online at the Annual Meeting, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. The Class III director nominees receiving the three highest number of affirmative votes will be elected. Stockholders may not vote, or submit a proxy, for a greater number of Class III director nominees than the number of Class III director nominees named in this proxy statement. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class III director nominees named below. If any Class III director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that Class III director nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any Class III director nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING — CLASS III

Enrique Conterno, age 56, joined FibroGen, Inc. as our Chief Executive Officer and member of the Board in January 2020. Before coming to FibroGen, Mr. Conterno was a Senior Vice President for Eli Lilly and Company, serving as President of Lilly USA from January 2017, and President of Lilly Diabetes from 2009, until his retirement from Lilly in December 2019. Prior to 2009, Mr. Conterno served in various other roles for Eli Lilly and Company, including President, U.S. Operations, Vice President for the U.S. Neuroscience Business Unit, President and General Manager, Mexico, and Executive Marketing Director, Intercontinental Operations and Japan. Mr. Conterno earned a Bachelor of Science degree in Mechanical Engineering from Case Western Reserve University and a Master of Business Administration degree from Duke University. Mr. Conterno is a member of the Board of Governors at the American Red Cross. Due to his extensive history in the pharmaceutical industry with his successful international leadership and oversight of several product launches, we believe Mr. Conterno is exceptionally qualified to serve as our Chief Executive Officer and on the Board as we commercialize our lead products roxadustat and pamrevlumab and continue the advancement of our clinical programs.

Aoife Brennan, M.B., B.Ch., age 47, was appointed to The Board in August 2020. Dr. Brennan is President and Chief Executive Officer of Synlogic, Inc. She joined Synlogic as Chief Medical Officer in September 2016 and was promoted to Chief Executive Officer in October 2018. Prior to joining Synlogic, Dr. Brennan served as Vice President and Head of the Rare Disease Innovation Unit at Biogen where her responsibilities included the global marketing approvals of ALPROLIX®, ELOCTATE® and SPINRAZA® as well as the advancement of several early-phase programs and external collaborations. She served as a Director of Ra Pharmaceuticals from September 2018 through their acquisition in April 2020 and has served as a Director of Cerevance since January 2020. Dr. Brennan holds a medical degree from Trinity College, Dublin, Ireland and completed residency and fellowship training in general internal medicine and endocrinology. She has completed post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program. We believe Dr. Brennan is qualified to serve on the Board due to her broad clinical development background and management experience in biotechnology.

Gerald Lema, age 62, has served on the Board since September 2017. Mr. Lema has more than 30 years of pharmaceutical, diagnostics, healthcare, and consumer experience in Asia, Europe, the Middle East, Africa, the U.S., and Latin America. Mr. Lema currently serves as the Chairman and Managing Director of Windward Capital Ventures, a private investment fund based in Tokyo focused on biotechnology and technology ventures. Mr. Lema is also a Director of Catalyst, a global nonprofit organization. Prior to Windward Capital Ventures, Mr. Lema served as Corporate Vice President and President, Asia Pacific at Baxter International from 2005 until 2015. He also served as Chairman and President, Japan at Baxter International since April 2007. Before Baxter, Mr. Lema worked for 18 years at Abbott Laboratories where he held several positions of increasing responsibility in general management, strategy, and business development. His last position with Abbott was Corporate Vice President, Asia Pacific and Chairman, Abbott Japan, in Tokyo. He is co-author of Foreign Investment through Debt-Equity Swaps, and published in the MIT Sloan Management Review. Mr. Lema is a graduate of the Stanford University Executive Program, earned a Master of Business Administration degree from the Freeman School of Business at Tulane University, and has a Bachelor of Science, Engineering degree from Universidad del Valle, Colombia. We believe Mr. Lema is qualified to serve on the Board due to his experience in the consumer and healthcare industries, as well as his experience serving in leadership roles at various pharmaceutical companies and investment groups around the world.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING — CLASS I

James A. Schoeneck, age 65, was appointed Chairperson of the Board in January 2020 and has served on the Board since April 2010. Following the unexpected passing of Thomas B. Neff, FibroGen’s Founder and Chief Executive Officer, Mr. Schoeneck served as Interim Chief Executive Officer from August 2019 until January 2020. Mr. Schoeneck was Chief Executive Officer of Depomed, Inc., a commercial specialty pharmaceutical company, from 2011 until 2017, and joined the Board of Depomed in 2007. In addition, from 2015 to 2018, Mr. Schoeneck served on the board of directors of AnaptysBio, Inc. From 2005 until 2011, he was Chief Executive Officer of BrainCells, Inc., a privately held biopharmaceutical company. Prior to joining BrainCells, Inc., he served as Chief Executive Officer of ActivX Biosciences, Inc., a development-stage biotechnology company. Mr. Schoeneck’s pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories Inc., a pharmaceutical and diagnostics products company. Prior to joining Prometheus, Mr. Schoeneck spent three years as vice president and General Manager, Immunology, at Centocor, Inc. (now Janssen Biotech, Inc.), a biotechnology company, where he led the development of Centocor’s commercial capabilities. His group launched Remicade®, which became one of the world’s largest pharmaceutical brands. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer, Inc. (now Sanofi), a pharmaceutical company, serving in various sales and marketing positions of increasing responsibility. Since July 2020, Mr. Schoeneck has served on the board of Calidi Biotherapeutics, a cancer therapeutics company focused on oncolytic viruses and stem cells. Mr. Schoeneck holds a Bachelor of Science degree in Education from Jacksonville State University. We believe that Mr. Schoeneck is qualified to serve on the Board because of his extensive management experience in biotechnology.

Jeffrey W. Henderson, age 58, has served on the Board since August 2015. Mr. Henderson has more than 30 years of financial, commercial and pharmaceutical industry experience. He most recently served as chief financial officer for Cardinal Health, Inc. from 2005 until 2014. His many responsibilities at Cardinal Health included oversight of the Company’s China commercial operations. Prior to Cardinal Health, Mr. Henderson was president and general manager of Eli Lilly Canada Inc. and vice president and corporate controller of Eli Lilly & Company. He joined Eli Lilly in 1998 as vice president and corporate treasurer. His prior experience includes 10 years with General Motors, where he served in managerial posts in Great Britain, Singapore, New York, and Canada. Mr. Henderson serves on the board of directors of Qualcomm Incorporated, Becton, Dickinson and Company, and Halozyme Therapeutics, Inc. He was an Advisory Director to Berkshire Partners LLC, a private equity firm, from 2015 until December 2019. Mr. Henderson is also President of JWH Consulting LLC, a business advisory firm primarily focused on healthcare. Mr. Henderson holds a Bachelor of Science degree in Electrical Engineering from Kettering University, Flint, Michigan, and a Master of Business Administration degree from Harvard Graduate School of Business Administration. We believe that Mr. Henderson is qualified to serve on the Board because of his financial and industry background, as well as his global experience in various leadership and management roles in the health and pharmaceutical industries.

Maykin Ho, Ph.D., age 70, joined the Board in December 2018. Dr. Ho has more than 30 years of experience in the healthcare and finance industries. She serves on the boards of directors for Agios Pharmaceuticals, BioMarin Pharmaceutical Inc., Neumora Therapeutics, Parexel International Corporation, the Aaron Diamond AIDS Research Center, and the Institute for Protein Innovation. Dr. Ho is also a venture partner of Qiming Venture Partners, which she joined in July 2015, and a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong. In February 2015, Dr. Ho retired as a partner of the Goldman Sachs Group where she served as senior biotechnology analyst, co-head of healthcare for global investment research and advisory director for healthcare investment banking. Prior to Goldman Sachs, which she joined in 1992, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company. She was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho received a Doctor of Philosophy degree in Microbiology and Immunology and a Bachelor of Science degree from the State University of New York, Downstate Medical Center. We believe Dr. Ho is qualified to serve on the Board because of her substantial experience in the healthcare and finance industries and her expertise in analysis of science and biotechnology.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING — CLASS II

Suzanne Blaug, age 65, joined the Board in June 2019. Ms. Blaug has more than 30 years of strategic and commercial experience in the biopharmaceutical industry. She has successfully brought new drugs to market at the global, regional, and local country levels in multiple therapeutic areas including Oncology, Cardiovascular, Immunology, Nephrology, Infectious Diseases, Neurology, and Psychiatry. Ms. Blaug most recently served as Senior Vice President, Global Marketing and Commercial Development at Amgen Inc. from 2012 to 2018. From 2004 until 2012, she was at Johnson & Johnson, where she held several positions including Head of Janssen Alzheimer Immunotherapy, Vice President Strategic Marketing and New Business Development at Janssen Europe, and Area Managing Director – UK, Italy, and Greece. Ms. Blaug started her career at Bristol-Myers Squibb in 1983, where she held numerous marketing, strategic, and general management positions in the U.S., Europe, Australia, and New Zealand. Ms. Blaug is currently a senior advisor at McKinsey & Company, and she serves on the Healthcare at Kellogg Advisory Council at Northwestern University. Ms. Blaug received her Bachelor of Science degree from the University of North Carolina at Chapel Hill, and her Master of Business Administration degree from the Kellogg School of Management at Northwestern University. We believe Ms. Blaug is qualified to serve on the Board based on her vast commercial and strategic experience in the pharmaceutical industry.

Benjamin F. Cravatt, Ph.D., age 53, was appointed to the Board in August 2020. Dr. Cravatt is a Professor and the Norton B. Gilula Chair of Chemical Biology in the Department of Chemistry at The Scripps Research Institute. His research group is interested in developing chemical proteomic technologies that enable protein and drug discovery on a global scale and applying these methods to characterize biochemical pathways that play important roles in human physiology and disease. Dr. Cravatt joined the faculty at The Scripps Research Institute in 1997. Dr. Cravatt is an Associate Editor for Journal of the American Chemical Society and is a co-founder of Activx Biosciences, Abide Therapeutics, and Vividion Therapeutics. He serves on the Board of Directors of Vividion, Boundless Bio, and Autobahn Therapeutics. Dr. Cravatt’s honors include a Searle Scholar Award, the Eli Lilly Award in Biological Chemistry, a Cope Scholar Award, the ASBMB Merck Award, the RSC Jeremy Knowles Award, the AACR Award for Achievement in Chemistry in Cancer Research, and memberships in the American Academy of Arts and Sciences, National Academy of Inventors, National Academy of Medicine, and National Academy of Sciences. Dr. Cravatt obtained his undergraduate education at Stanford University, receiving a Bachelor of Science degree in the Biological Sciences and a Bachelor of Arts degree in History. He then received a Doctor of Philosophy degree from The Scripps Research Institute in 1996. We believe Dr. Cravatt is qualified to serve on the Board due to his extensive background in research and experience in founding companies as well as serving on advisory boards and boards of directors.

Jeffrey L. Edwards, age 62, was appointed to the Board in 2015 after Mr. Edwards retired from Allergan, Inc. which he joined in 1993 and where he served as Executive Vice President, Finance and Business Development, Chief Financial Officer from September 2005 to August 2014. From 2003 to 2005, Mr. Edwards served as Allergan’s Corporate Vice President, Corporate Development and previously served as Senior Vice President, Treasury, Tax and Investor Relations. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank, where he held various senior-level positions in the credit and business development functions. In addition to serving on the board of directors of the Company, Mr. Edwards currently serves on the compliance committee, Audit Committee, and as Compensation Committee Chairman of Bio-Rad Laboratories, Inc., a publicly traded life sciences research and clinical diagnostic products company. Mr. Edwards serves on the board of directors, Audit Committee and Nominating and Corporate Governance Committee of Clearside Biomedical Inc., a publicly traded, clinical stage pharmaceutical company. Mr. Edwards also serves on the board of directors and as the Audit Committee Chairman of Lifecore Biomedical, Inc. (formerly of Landec Corporation), a publicly traded contract development and manufacturing organization (CDMO) that focuses on products and technologies within the biopharmaceutical and biotechnology sectors. Mr. Edwards received a Bachelor of Arts degree in Sociology from Muhlenberg College and completed the Advanced Management Program at the Harvard Business School. We believe that Mr. Edwards is qualified to serve on the Board due to his pharmaceutical industry experience and public financial expertise.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED CLASS III DIRECTOR NOMINEE.

DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of the Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and Nominating and Corporate Governance Committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that James A. Schoeneck, Suzanne Blaug, Aoife Brennan, M.B., B.Ch., Benjamin F. Cravatt, Ph.D., Jeffrey L. Edwards, Jeffrey W. Henderson, Maykin Ho, Ph.D., and Gerald Lema, currently representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Enrique Conterno, the Company’s Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

In addition, the Board previously determined that Thomas F. Kearns Jr and Rory B. Riggs, each a former director who retired from our Board effective June 16, 2022, were each independent under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq.

The Board also determined that Messrs. Edwards and Lema and Dr. Ho, who comprise our Audit Committee, Ms. Blaug, Dr. Brennan, and Mr. Lema, who comprise our Compensation Committee, and Messrs. Schoeneck and Henderson, Ms. Blaug, and Dr. Cravatt, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of Nasdaq.

In making these determinations, the Board considered the current and prior business and personal activities and relationships that each non-employee director has, or has had, with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

BOARD LEADERSHIP STRUCTURE

The Board believes that the composition, strength, and experience of the current members of the Board, with 8 of the 9 current members qualifying as independent directors, including our Chairperson of the Board, will ensure that the Board continues to perform its duties independently as it concentrates on the most important areas of concern to the Company and evaluates the performance of the Company’s executive officers, including our Chief Executive Officer.

The Board appointed Mr. Schoeneck as Chairperson of the Board in January 2020. The responsibilities of our Chairperson of the Board include: establishing the agenda for regular Board meetings and serving as Chairperson of such meetings; establishing the agenda for meetings of the independent directors; coordinating with the committee Chairs regarding meeting agendas and informational requirements; presiding over meetings of the independent directors; presiding over any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and presiding at all meetings of the stockholders. In addition, the Board had a lead independent director from 2017 until 2019, at which time we had our first independent Chairperson.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board is responsible for monitoring and assessing fundamental financial and business strategies and major corporate actions, assessing major risks facing FibroGen and considering ways to address those risks, selecting and overseeing management and determining its composition, and overseeing the establishment and maintenance of processes and conditions to maintain the integrity of FibroGen.

Our Audit Committee has the responsibility to review and discuss with management the Company’s guidelines and policies with respect to financial risk exposures, enterprise risk management and enterprise risk assessment, and to report the to the Board annually. The Audit Committee also oversees our internal audit department and information technology security. Our Vice President of Information Technology oversees overall cybersecurity management, including appropriate risk mitigation strategies, systems, processes, and controls and reports to our Board or Audit Committee at least annually (and often on a quarterly basis). Risk mitigation strategies include consulting with outside advisors and experts to anticipate future threats and trends, our Incident Response Policy, continuous detection and response, data leak prevention, and enhanced email protection.

Our Audit Committee also monitors legal matters and compliance with legal and regulatory requirements regarding the Company’s financial statements and accounting and other policies. Our Audit Committee also has overall responsibility for our Environmental Social and Governance plan and reporting.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies as well as diversity matters with respect to the composition of the Board.

Our Compensation Committee assesses and monitors whether any of our compensation and human capital policies and programs have the potential to encourage excessive risk-taking, as well as employee diversity and pay-equity matters.

It is the responsibility of the committee Chairs to report findings to the Board. In addition, the Board meets with certain members of our executive team, including the head of our legal and compliance functions, who discuss the risks and exposures involved in their respective areas of responsibility, as well as any developments that could impact our risk profile or other aspects of our business.

CORPORATE RESPONSIBILITY

At FibroGen, we have embraced a corporate vision statement across our enterprise: Our mission is to improve the lives of people globally by developing innovative therapies anchored in high-quality science and our passion for patients.

Further, to enable our vision of excellence, we established a set of company-wide core values: empowerment, integrity and respect.

Empowerment – We lead, inspire, trust and encourage each other to share ideas and assume new challenges to excel. We are accountable to each other and our commitment to our patients.

Integrity – We intend to hold ourselves to the highest ethical standards in all we do: our work to bring therapies to market, the science we perform and our commitment to each other.

Respect for People – We strive to foster individual growth and promote an environment that supports continued learning. We stand together as a community to build and sustain a culture of diversity, equity & inclusion; and value each other’s opinion and work collaboratively to achieve optimal outcomes while treating each other with high regard and dignity. We also believe it is critical to conserve our world’s resources and strive to create a safe and healthy environment for our employees and patients.

These values are an integral part of our culture, our rewards, and recognition and performance management systems.

During 2022, FibroGen performed an environmental, social, and governance assessment of our operations and determined a number of goals for 2023, including adopting a policy to increase patient diversity in clinical trials and perform a climate impact analysis once the SEC adopts its climate disclosure regulations. We plan to continue our efforts in 2023 in critical environmental, social, and governance areas.

Environment, Health and Safety

For pharmaceutical companies, the product life cycle and supply chain require the use of valuable resources. FibroGen is committed to continuously reducing its environmental footprint. We adhere to California environmental, health and safety standards and city ordinances. Reports from city inspections are shared with the management and appropriate corrective actions are executed across the Company. We have implemented programs to recycle or donate electronic equipment when possible, provide organic compost services in the workplace, use environmentally preferred office and janitorial supplies, reduced paper waste, and have worked with our collaboration partners to reduce the amount of our product packaging and to implement good shipping practices to consolidate waste. In addition to adhering to environmental regulations, we offer a subsidized public transit commuter program, onsite electric vehicle charging stations, a flexible work from home policy, global access to video conferencing and meetings, and online medical monitoring to reduce travel.

Ensuring that we have numerous programs in place to increase safety is critical to our success and fosters an experience of excellence at FibroGen. We continue to invest in lab and employee safety as well as employee health. We are also making investments in product safety and quality, and patient safety through our support of patient advocacy groups, patient support groups, expanded drug access programs, and clinical trial extensions.

Social, Diversity, Equity, and Inclusion

Our state-of-the-art human capital management system has significantly expanded our capabilities to develop and assess our employees. The biotechnology industry is an extremely competitive labor market and recruiting and retaining employees is critical to the continued success of our business. We are highly committed to building a diverse, dedicated, and impassioned team to deliver innovative therapies to patients facing serious unmet medical needs. Our core values of empowerment, integrity and respect for people are fundamental to how we attract, grow, engage, and retain our people. We focus on recruiting, retaining, and developing employees from a diverse range of backgrounds to conduct our research, development, commercialization, and administrative activities.

We consistently review and evaluate our people practices to ensure that we develop and retain a diverse, engaged and talented workforce. Our offerings include competitive, innovative and equitable pay practices, comprehensive health and wellness benefits, retirement and life insurance offerings, learning and giving programs, and flexible work arrangements. In addition to our employee and manager fundamentals learning programs, we offer wellness workouts, personal coaching and resiliency sessions, as well as access to LinkedIn Learning - an on-demand global learning management system. Our employees are offered up to 20 hours of internal career development programs each year in addition to tuition reimbursement eligibility. We build comprehensive development and succession plans at all levels in the organization to ensure that we have a strong pipeline of ready talent to meet our business outcomes. We also foster cross-functional growth opportunities and sponsor an annual promotions nomination and approval process.

The Company implemented pay transparency practices for all U.S. employees in December 2022. This initiative is part of our commitment to reduce gender and racial pay gaps by ensuring our pay practices are transparent for candidates and employees. Additionally, every two years, we hire outside counsel to complete a pay parity study, which includes differences in pay by gender, ethnicity, tenure and other demographic factors. We review the results of the study with the Compensation Committee of the Board and use such results to inform whether we have any gaps that need to be addressed. In our most recent pay parity study, there were no significant findings. Minor differences in pay did not trend to one gender or the other; differences were not substantial and easily attributed to variables such as years of experience, education or certifications.

We have increased our human capital and diversity efforts, and we expanded our diversity dashboards for statistical reporting to ensure visibility of our recruitment candidates as well as employee demographics.

Ensuring diversity in our workforce begins with role modeling and striving for diversity in senior management:

Board of Directors

On our Board of Directors, 3 of 9 members (33%) are female and 3 of 9 members (33%) identify as Asian, Hispanic, or two or more races or ethnicities.

U.S. Executives

Of our U.S. Executive population (Vice President and above), 40% are female (increased from 32% in 2021). Of our U.S. executives that self-report ethnicity, 33.3% identify as Asian, Hispanic, or two or more ethnicities (up from 23% the year prior).

U.S. Workforce

As reported in our EEO-1 survey data, our U.S. workforce is 54% female. Our U.S. employees that self-report ethnicity are 52% Asian, Hispanic or Black.

China

Our China workforce is 58% female and of our China Executives (Vice President and above) 50% are female.

Across our workforce and our leadership, we have increased our female and ethnicity representation year over year and continue to expand our efforts and corporate objectives accordingly. One of our goals in 2023 is to increase female diversity at the executive director level and above.

In 2022, FibroGen launched Women’s Network Group, which is devoted to supporting and encouraging women to develop and advance their skills and leadership potential by providing opportunities for connection, collaboration, mentorship, and support. The Group is open to all employees regardless of gender. Engagement includes such opportunities as special guest speakers, panel discussions with senior leaders, learning workshops “I am Remarkable” and book club discussions for example.

In 2022, we conducted a company-wide employee engagement survey. We had an overall participation rate of 92% with over 90% of respondents reporting that they felt highly engaged. Further, for the first time an independent firm established a diversity, equity and inclusion index based upon 10 employee questions within the survey to measure the effectiveness of, and employee sentiment about, our progress in nurturing a culture of diversity, equity, belonging and inclusion; our diversity index score was 88%. These scores significantly exceed normative industry participation and engagement benchmarks. Additionally, we have facilitated training in unconscious bias, increased transparency and communications with employees through increased “Ask Me Anything” all-employee sessions and town halls, and our employee assistance programs have been expanded to include tele-health options and digital applications for expanded access. Meanwhile, we launched a collaboration, connection, communication, and recognition platform, called FibroGen Unite, Support, Engage (“F.U.S.E”). We encourage employees to use this platform to recognize each other for living our vision and values and for the everyday things we do.

FibroGen believes that we have a responsibility to give back to our community by supporting career opportunities for those who would not otherwise have had access to learning, developing, and mentoring in our industry. During the summer of 2022, we partnered with NextGene Girls and Young Community Developers and re-launched our high school and college internship program by providing meaningful opportunities in science for young women and men of color and those in underserved areas. We believe that by growing a pipeline of talent today, we will benefit the biotech industry and the community at large tomorrow. In addition, we partnered again with our local community Family House and donated toys to children that are either hospitalized at or receiving treatment from UCSF’s Benioff Children’s Hospital. We also participated in and donated to the PanCAN Purple Strides Walk in Oakland, California to promote clinical trials and important research to improve the lives of patients with pancreatic cancer.

Governance and Risk Management

To enhance our corporate governance efforts, we maintain an internal audit function, made substantial improvements to our Sarbanes-Oxley compliance program and strengthened our internal controls over financial reporting. Throughout the year, the Board and its Committees engage with management to discuss a wide range of enterprise risks, such as risks related to FibroGen’s businesses, cybersecurity, enterprise risk management, and they confirm the alignment of risk assessment and mitigation with business strategy.

In 2022, we began implementation of enterprise risk management (“ERM”) and performed an enterprise risk assessment to help us manage the risks and seize opportunities that may arise as we seek to accomplish our corporate goals. ERM has implications for all areas of our business, including how we approach new challenges and opportunities and allocate resources. One of the organic benefits of a formal ERM process is that it builds and strengthens the habit of thinking about enterprise-level, functional, and project-level risks with a patient-first mindset. Our employees, officers and directors were asked to attend meetings and workshops, and provide input via surveys to help the Company identify potential risks and ways to mitigate them. As we pursue our mission of delivering therapies in areas of significant unmet need, ERM will facilitate and support the delivery of our corporate objectives. This will be achieved through understanding and identifying risks and opportunities while putting the appropriate plans in place to capitalize on the ERM approach.

To better support our preparation for commercialization and scale our Company to continue meeting the needs of our patients globally, we streamlined multiple existing systems in 2022 and launched the enterprise resource planning system, System Analysis Program (“SAP”), at the beginning of 2023, covering areas such as Finance, Procurement, Supply Chain, and Manufacturing. With the implementation of this advanced technology platform, we aim to create a better, more stable user experience for employees and reduce our Company’s overall risk profile through greater reliance on automated controls.

With respect to cybersecurity risks, the company continually invests in new information and cybersecurity services and technologies and provides employee awareness training and information around phishing and other cybersecurity risks, with the intention to protect the company against cybersecurity risks and security breaches.

Our compliance program is an essential application of our core value of integrity. In November 2022, we observed Corporate Compliance & Ethics Week, with the core principles of awareness, recognition, and reinforcement of the compliance and ethics at work. Employees are enrolled in the annual compliance program, which emphasizes the shared responsibility for all colleagues to be good stewards of our organization through our commitment to maintaining the highest standards of business conduct and ethics. The annual compliance program includes certifications to confirm that employees understand and agree to abide by FibroGen’s corporate policies and guidelines, including our Anti-Bribery Policy, Code of Business Conduct and Ethics, Insider Trading and Trading Window Policy, Whistleblower Policy, and Related Persons Transactions & SEC Compliance Policy, as well as engaging video program and presentations to enhance the understanding of the Foreign Corrupt Practices Act in general and to clarify our anti-bribery and data privacy guidelines. Greater than 99% of employees completed the 2022 annual compliance program. All new hires are also enrolled into such compliance program after they are hired. In addition, the Company operates a telephone hotline and whistleblower website available 24 hours a day, 7 days a week, that allow employees to report unethical practices anonymously.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 8 times during the year ended December 31, 2022, including telephone and video conference meetings. All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and the committees on which they served during the portion of 2022 for which they were directors and committee members.

As required under applicable Nasdaq listing standards during the year ended December 31, 2022, the Company’s independent directors met in regularly scheduled executive sessions, a total of 4 times at which only independent directors were present.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2022 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
James A. Schoeneck, Chairperson (1)					X	*
Suzanne Blaug			X	*	X
Aoife Brennan, M.B., B.Ch.			X
Benjamin F. Cravatt, Ph.D.					X
Jeffrey L. Edwards	X	*
Jeffrey W. Henderson (2)					X	*
Maykin Ho, Ph.D.	X
Gerald Lema	X		X
Rory B. Riggs (3)			X
Total meetings in 2022	7		6		4

* Committee Chair

(1)
Mr. Schoeneck became Chair of the Nominating and Corporate Governance Committee on August 18, 2022.

(2)
Mr. Henderson was Chair of the Nominating and Corporate Governance Committee until August 18, 2022 and has since served as a member of this committee.
(3)
Mr. Riggs was a member of our Compensation Committee until June 16, 2022.

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each have authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Mr. Edwards, Dr. Ho and Mr. Lema. The Board has determined that Mr. Edwards, Dr. Ho and Mr. Lema are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Mr. Edwards. The Board has determined that Mr. Edwards and Dr. Ho are each an “audit committee financial expert” within the meaning of the SEC regulations. The Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and approving fees payable to such firm;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
reviewing the determination and reporting of “critical audit matters” prior to filing the Company’s reports on Form 10-K or Form 10-Q;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management, including enterprise risk assessment and enterprise risk management;
•
reviewing and assessing the adequacy of our policies regarding information technology security and cybersecurity;
•
overseeing FibroGen’s overall strategy related to environmental, social and corporate governance matters;
•
reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis. Our Audit Committee met seven times during the year ended December 31, 2022. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/corporate-governance/highlights; however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee

Our Compensation Committee consists of Ms. Blaug, Dr. Brennan, and Mr. Lema. The Board has determined that Ms. Blaug, Dr. Brennan, and Mr. Lema are independent under Nasdaq listing standards, each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and each is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Chair of our Compensation Committee is Ms. Blaug. The Compensation Committee shall assist the Board in its oversight of the development, implementation, and effectiveness of the Company’s policies and strategies relating to its human capital management function, including:

•
reviewing and approving, or recommending that the Board approve, the compensation of our executive officers;
•
reviewing and recommending to the Board the compensation of our directors;
•
reviewing and recommending to the Board for approval the policies and strategies relating to our employee diversity practices;
•
reviewing and approving, or recommending that the Board approve, the terms of compensatory arrangements with our executive officers;
•
reviewing and considering the results of any advisory vote on executive compensation;
•
reviewing and approving, or recommending that the Board approve, incentive compensation and equity plans;
•
administering our stock and equity incentive plans;
•
selecting independent compensation consultants, approving fees payable to them, and assessing any conflicts of interest of compensation consultants;
•
reviewing and discussing the Company’s Compensation Discussion and Analysis, and recommending that it be included in the proxy statement;
•
reviewing the succession plans for the non-CEO executive officers of FibroGen; and
•
reviewing and establishing general policies relating to recruiting, retention, career development, diversity, inclusion and belonging, and employment practices, as well as our overall compensation strategy and the compensation and benefits of our employees.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Our Compensation Committee met six times during the year ended December 31, 2022. The charter of our Compensation Committee is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/corporate-governance/highlights; however, information found on our website is not incorporated by reference into this proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Schoeneck and Henderson, Ms. Blaug, and Dr. Cravatt. The Board has determined that Messrs. Schoeneck and Henderson, Ms. Blaug, and Dr. Cravatt are independent under the current rules and regulations of the SEC and Nasdaq. The Chair of our Nominating and Corporate Governance Committee is Mr. Schoeneck. The functions of this committee include:

•
identifying, evaluating, and selecting, or recommending that the Board approve, nominees for election to the Board and its committees, and nominees for the Chairperson of the Board or the lead independent director of the Board, as applicable;
•
evaluating the performance of the Board and of individual directors;
•
considering and making recommendations to the Board regarding the composition of the Board and its committees;
•
overseeing and reviewing with management director orientation programs and director continuing education programs;
•
considering and making recommendations to the Board regarding stockholder proposals;

•
reviewing developments in corporate governance practices;
•
evaluating the adequacy of our corporate governance practices and receipt of information within the Board;
•
developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•
reviewing CEO succession plans and recommending to the Board a selection of appropriate individuals to succeed in this position;
•
overseeing an annual evaluation of the Board’s and committees’ performance; and
•
reviewing, discussing and assessing its own performance at least annually.

Our Nominating and Corporate Governance Committee met four times during the year ended December 31, 2021. The charter of our Nominating and Corporate Governance Committee is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/corporate-governance/highlights; however, information found on our website is not incorporated by reference into this proxy statement.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Board also believes that diversity in background, experience, perspective, and skills contributes to and enhances the Board’s capabilities. In identifying and recommending nominees to the Board, the Nominating and Corporate Governance Committee considers, in addition to a candidate’s professional qualifications, diversity of race, ethnicity, national origin, gender, age and sexual orientation. Our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm specializing in the recruitment of directors to compile a list of potential candidates. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To date, our Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Company’s Secretary at the following address: FibroGen, Inc., 409 Illinois Street, San Francisco, California 94158, no later than the close of business on March 18, 2023 nor earlier than the close of business on March 9, 2024 nor earlier than the close of business on February 8, 2024; provided, however, that if our 2024 annual meeting of stockholders is held before May 8, 2024 or after July 7, 2024, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Submissions must include the name, age, business address, and residence address of such nominee, the principal occupation or employment of such nominee, the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition, and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

BOARD DIVERSITY

Our Board collectively possesses deep biopharmaceutical and healthcare industry experience, financial expertise and proven leadership abilities that we believe enables it to effectively oversee our strategy and operations. Further, our Board believes that the range of director skills, diversity and tenure across its members provides for breadth of knowledge, with a well-rounded balance of longer tenured, mid-term and newer directors to provide both perspective gained through historic institutional experience as well as fresh insights.

Average Tenure	Less than 5 Years	5-10 Years	10+ Years
5.3 years	5 directors	3 directors	1 director

The following Board Diversity Matrix provides the self-identified personal characteristics for the Board:

Board Diversity Matrix (As of April 27, 2023)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latino	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Secretary, FibroGen, Inc., 409 Illinois Street, San Francisco, California 94158. All communications will be reviewed by our Secretary and, if requested by the stockholder, forwarded to the Board or an individual director, as applicable. Our Secretary reserves the right not to forward to the Board or any individual director any unduly frivolous, hostile, threatening, or similarly inappropriate materials.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all executive officers, directors and employees, including our principal executive officer and principal financial officer. This Code of Business Conduct and Ethics is available on the Corporate Governance portion of our website at https:///fibrogen.gcs-web.com/corporate-governance/highlights. A copy may also be obtained without charge by contacting investor relations, attention Director of Investor Relations, 409 Illinois Street, San Francisco, California 94158, or by calling (415) 978-1200. We plan to post on our website at the address described above any future amendments to or waivers of our Codes of Business Conduct and Ethics.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee is currently or has been at any time during the last year one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

DIRECTOR COMPENSATION

The Board adopted a non-employee director compensation policy in connection with our initial public offering. The initial adoption and each subsequent amendment of the non-employee director compensation policy was adopted following a benchmarking review with our independent compensation consultant of our peer group and overall board compensation trends. This policy was amended on March 4, 2015, February 23, 2016, June 5, 2018, June 5, 2019, February 10, 2020, April 13, 2022, and February 14, 2023. Pursuant to this policy, our non-employee directors are paid annual cash compensation of $50,000 each and our non-executive Chairperson is paid annual cash compensation of $100,000. In addition, non-employee directors are paid $10,000 annually for serving on our Audit Committee ($20,000 annually for the Chairperson), $7,500 annually for serving on our Compensation Committee ($17,500 annually for the Chairperson), $5,000 annually for serving on our Nominating and Corporate Governance Committee ($10,000 annually for the Chairperson) and $25,000 for serving on our Scientific Advisory Board. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses to cover attendance at and participation in meetings of the Board and other activities performed in the course of their service on the Board.

Our non-employee directors are granted initial and/or annual option and restricted stock unit (“RSU”) awards under our 2014 Equity Incentive Plan (the “2014 Plan”). Newly appointed or newly elected directors will be granted a stock option award with an aggregate value of $142,000 and an RSU award with an aggregate value of $142,000. The initial stock option and RSU grants will vest in equal quarterly installments over three years from the date of grant, subject to the non-employee director’s continuous service on each applicable vesting date. On the date of each annual meeting of our stockholders, each individual who is elected or appointed as a non-employee director and each other non-employee director who continues to serve as a non-employee director immediately after such annual meeting of our stockholders will be granted a stock option award with an aggregate value of $142,000 and an RSU award with an aggregate value of $142,000; provided, that if the individual is elected or appointed to the Board at a time other than at our annual meeting of stockholders, the number of shares of our common stock subject to such annual grant will be pro-rated based on the number of days between the date of such director’s election or appointment and the first anniversary of the most recent annual stockholder meeting to occur prior to such director’s election or appointment to the Board. The annual option and RSU awards will vest upon the earlier of (x) June 16 of the following year and (y) the following year’s annual stockholder meeting, subject to the non-employee director’s continuous service. All options granted under our non-employee director compensation policy will be granted with an exercise price equal to the fair market value of our common stock on the grant date. The vesting of all options and RSU awards will cease upon a non-employee director’s resignation from the Board or other cessation of service, unless the Board determines otherwise. All unvested options and RSU awards will vest in full immediately prior to a change in control (as defined in the 2014 Plan), subject to the non-employee director’s continuous service as of the day prior to the closing of such change in control.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year 2022:

Name	Fees Earned or Paid in Cash (1)	Stock Option Awards (2)(3)	RSU Awards (2)(3)	All Other Compensation	Total
James A. Schoeneck, Chairperson	$153,385	$142,461	$141,993	$—	$437,839
Suzanne Blaug	$72,500	$142,461	$141,993	$—	$356,954
Aoife Brennan, M.B., B.Ch.	$57,500	$142,461	$141,993	$—	$341,954
Benjamin F. Cravatt, Ph.D.	$55,000	$142,461	$141,993	$—	$339,454
Jeffrey L. Edwards	$70,000	$142,461	$141,993	$—	$354,454
Jeffrey W. Henderson	$56,250	$142,461	$141,993	$—	$340,704
Maykin Ho, Ph.D.	$60,000	$142,461	$141,993	$—	$344,454
Thomas F. Kearns Jr. (4)	$23,048	$—	$—	$—	$23,048
Gerald Lema	$67,500	$142,461	$141,993	$—	$351,954
Rory B. Riggs (4)	$26,509	$—	$—	$—	$26,509

(1)
Amounts shown in this column represent the annual cash fees earned by each director in fiscal year 2022 under our non-employee director compensation policy, which includes the annual retainers as set forth below:

Name	Annual Retainer
All Non-Employee Directors	$50,000
Non-Executive Chairperson*	$100,000
Lead Independent Director* (5)	$22,500
Audit Committee Chairperson*	$20,000
Compensation Committee Chairperson*	$17,500
Nominating and Corporate Governance Committee Chairperson*	$10,000
Audit Committee Member (other than Chairperson)*	$10,000
Compensation Committee Member (other than Chairperson)*	$7,500
Nominating and Corporate Governance Committee Member (other than Chairperson)*	$5,000

* Paid in addition to the annual retainer paid to all non-employee directors.

(2)
The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the stock option and RSU awards granted to our non-employee directors during the fiscal year ended December 31, 2022, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements under Item 8 of our Annual Report.
(3)
The following table lists the aggregate number of shares with respect to the outstanding and unexercised option awards and RSU awards held by each of our non-employee directors as of December 31, 2022:

Name	Number of Shares Subject to Outstanding Options as of December 31, 2022	Number of Shares Subject to Outstanding RSU Awards as of December 31, 2022
James A. Schoeneck, Chairperson	139,634	15,777
Suzanne Blaug	59,398	15,777
Aoife Brennan, M.B., B.Ch.	50,380	15,777
Benjamin F. Cravatt, Ph.D.	50,380	15,777
Jeffrey L. Edwards	98,252	15,777
Jeffrey W. Henderson	100,980	15,777
Maykin Ho, Ph.D.	62,492	15,777
Thomas F. Kearns Jr. (4)	-	-
Gerald Lema	75,698	15,777
Rory B. Riggs (4)	-	-

(4)
Mr. Kearns and Mr. Riggs retired from our Board effective June 16, 2022.
(5)
The Lead Independent Director position is currently vacant since we have a Chairperson that is independent.

DIRECTOR STOCK OWNERSHIP GUIDELINES

In 2018, the Board adopted formal guidelines for ownership of shares of our common stock by our directors. These guidelines, which were revised in 2021, require our directors to achieve and maintain ownership of shares valued at three times their annual cash retainer within five years of adoption of the policy or election to the Board. Shares owned outright and unvested RSUs apply towards the calculation of compliance with the guidelines. The average tenure of our directors as of December 31, 2022 is approximately 5.3 years, during which each of them has established an ownership position in the Company, and each of our directors is in compliance with the ownership requirements of the guidelines.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board, our Compensation Committee of the Board, or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will take place at the 2024 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal years ended December 31, 2022 and December 31, 2021.

	Fiscal Year Ended
	2022	2021
	(in thousands)
Audit Fees (1)	$3,265	$3,669
Audit Related Fees (2)	$560	$10
Tax Fees (3)	$-	$-
All Other Fees (4)	$5	$5
Total Fees	$3,830	$3,684

(1)
Audit Fees consist of professional services rendered in connection with the integrated audit of our annual consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)
Audit Related Fees consist of services provided in connection with the pre-implementation reviews on our enterprise resource planning system, and the issuance of comfort letters and consents for SEC filings.
(3)
Tax Fees consist of fees billed primarily for tax compliance and consulting services related to local business tax matters, and Section 382 analysis related to the Company’s net operating losses.
(4)
Includes professional services rendered in connection with an annual subscription to a technical accounting database.

PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the Audit Committee charter, our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services. Our Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. Our Audit Committee or audit sub-committee, consisting of Mr. Edwards, pre-approved all services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

Our Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence. Our Audit Committee has determined that the provision of the services noted above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the members of our Audit Committee:

Jeffrey L. Edwards, Chair

Maykin Ho, Ph.D.

Gerald Lema

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 27, 2023:

Name	Age	Position
Enrique Conterno	56	Chief Executive Officer and Director
Christine L. Chung	55	Senior Vice President, China Operations
Mark Eisner, M.D., M.P.H.	57	Chief Medical Officer
Juan Graham	47	Chief Financial Officer
Thane Wettig	58	Chief Commercial Officer

For information for Mr. Conterno, please refer to “Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting — Class II” above.

Christine L. Chung is our Senior Vice President, China Operations and has been with FibroGen since 2007. Ms. Chung also serves as Director of our subsidiary FibroGen International (Hong Kong) Limited since 2018, as the General Manager of our subsidiary, FibroGen (China) Medical Technology Development Co., Ltd, and Director of our subsidiary FibroGen International (Cayman) Limited since 2019. Ms. Chung brings more than 25 years of experience in growing businesses from start-up through various phases of corporate development. Ms. Chung served in the role of Project Leader of our U.S.-based China development efforts and has overall responsibility for our China local operations. Under Ms. Chung’s leadership, our China strategy has advanced from conceptualization to commercial stage. Prior to joining FibroGen, Ms. Chung was Vice President, Business Development at eMed Technologies and a management consultant with Monitor Group, the predecessor company of Monitor Deloitte. Ms. Chung received her Bachelor of Arts, magna cum laude, from Harvard University and is a native of Hong Kong.

Mark Eisner, M.D., M.P.H, has served as Chief Medical Officer since December 2020. Dr. Eisner oversees all global clinical development and regulatory affairs for FibroGen. Dr. Eisner brings nearly 30 years of academic, biopharmaceutical, and drug development experience, from early clinical phase through post-commercialization. Prior to joining FibroGen, Dr. Eisner was at Genentech, a member of the Roche Group, starting in March 2010, and was Senior Vice President and Global Head of Product Development Immunology, Infectious Disease, and Ophthalmology. He also served on the Board of the Genentech Foundation, a private charitable foundation that supports educational and community organizations. Prior to Genentech, Dr. Eisner was Professor of Medicine and Anesthesia at the University of California San Francisco. Dr. Eisner received an A.B. degree from Stanford University in Human Biology and then received his M.D. degree from the University of Pennsylvania School of Medicine. He completed residency training in internal medicine, served as Chief Medical Resident, and pursued advanced fellowship training in pulmonary and critical care medicine at the University of California, San Francisco. He also received a M.P.H. degree from the University of California, Berkeley School of Public Health.

Juan Graham, has served as our Chief Financial Officer since September 2021. Mr. Graham oversees all finance operations for FibroGen. Mr. Graham brings nearly 20 years of global biopharmaceutical financial management and strategic planning experience. Prior to joining FibroGen, Mr. Graham held the position of Global Chief Financial Officer / Vice President Finance Supply Chain at Johnson & Johnson, Inc. Prior to 2019, Juan served in various roles at Johnson & Johnson, Inc. including VP Finance & Business Development, Senior Finance Director, J&J Development Corporation / J&J Innovation, and Finance Director, Mergers & Acquisitions. Mr. Graham received his bachelor’s degree in Business Administration from the Monterrey Institute of Technology and Higher Education. He received his Master’s in Business Administration from the McGill University Graduate School of Business.

Thane Wettig, has served as our Chief Commercial Officer since June 2020. Mr. Wettig has more than 30 years of global biopharmaceutical leadership and commercial experience. Mr. Wettig previously served as Chief Commercial Officer and Metabolic Franchise Head at Intarcia Therapeutics. Prior to joining Intarcia in 2018, Mr. Wettig served as Chief Marketing Officer (Vice President of Global Marketing, Strategy and Alliance Management) for Lilly Diabetes, leading the development and launch of multiple blockbuster diabetes medicines during a period of unprecedented growth of Lilly’s diabetes business. Mr. Wettig began his career at Lilly in 1990. He was promoted to Vice President of Global Marketing for Diabetes Brands in 2004, and assumed the role as Chief Marketing Officer for Lilly Diabetes when it was formed in 2009. Mr. Wettig also played an integral role in the design and management of Lilly’s highly successful diabetes alliance between Lilly and Boehringer-Ingelheim. He is recognized throughout the industry as a seasoned executive with extensive brand building and launch experience. Mr. Wettig received his M.B.A. and B.A. in biology from Washington University in St. Louis.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, highlighting the key elements of our executive compensation program and how our Compensation Committee of the Board arrived at the specific compensation decisions for our named executive officers for 2022.

In addition, we describe our robust outreach and discussions with investors in 2022, along with the key feedback we received from stockholders and how it has and will affect our compensation decisions for 2023 and beyond.

In 2022, our named executive officers consisted of the following individuals:

•
Enrique Conterno, our Chief Executive Officer (our “CEO”);
•
Christine L. Chung, our Senior Vice President, China Operations;
•
Mark Eisner, M.D., M.P.H., our Chief Medical Officer;
•
Juan Graham, our Chief Financial Officer; and
•
Thane Wettig, our Chief Commercial Officer.

Business Overview

FibroGen, Inc. is a biopharmaceutical company committed to discovering, developing, and commercializing a pipeline of first-in-class therapeutics. Pamrevlumab, an anti-connective tissue growth factor human monoclonal antibody, is in Phase 3 clinical development for the treatment of idiopathic pulmonary fibrosis (“IPF”), locally advanced unresectable pancreatic cancer, and Duchenne muscular dystrophy (“DMD”). Roxadustat, an oral small molecule inhibitor of HIF prolyl hydroxylase activity, is approved in China, Europe, Japan, and numerous other countries for the treatment of anemia in chronic kidney disease. Roxadustat is also being studied in a Phase 3 clinical trial in anemia associated with myelodysplastic syndromes (“MDS”), and in China for chemotherapy-induced anemia.

2022 Key Business Developments

2022 was a notable year for FibroGen, with significant success accomplishing our corporate goals and setting the Company up for what we hope to be truly pivotal years in 2023 and 2024. During 2022, we made important progress in delivering value to our stockholders by achieving key clinical trial enrollment targets, strengthening our roxadustat commercial franchise, and making significant progress in advancing the Company’s product pipeline.

2022 Key Achievements:

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We completed enrollment in key clinical trials for pamrevlumab and roxadustat:
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LELANTOS-1 Phase 3 clinical trial of pamrevlumab in non-ambulatory patients with DMD.
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ZEPHYRUS-1 Phase 3 clinical trial of pamrevlumab in patients with IPF.
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LELANTOS-2 Phase 3 clinical trial of pamrevlumab in ambulatory patients with DMD.
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MATTERHORN Phase 3 study of roxadustat in patients with anemia of MDS.
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China Phase 3 study of roxadustat in patients with chemotherapy-induced anemia.
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We made substantial progress in our ZEPHYRUS-2 Phase 3 clinical trial of pamrevlumab in patients with IPF, enabling completion of enrollment in Q1 2023.
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Our partner Astellas received approval for roxadustat in Russia for the treatment of adult patients with symptomatic anemia associated with chronic kidney disease, which triggered a $25 million milestone payable to FibroGen.
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We completed a non-dilutive royalty monetization transaction with NovaQuest Capital Management, providing $50 million to FibroGen to support our strategic priorities.

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We achieved significant savings against budget and higher than projected year-end cash balances.
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We achieved meaningful successes with respect to commercialization of roxadustat in China. Roxadustat continues to be the number one brand based on value share in the anemia of chronic kidney disease market in China. Full year 2022 FibroGen’s net product revenue under U.S. GAAP from the sale of roxadustat in China was $82.9 million compared to $47.6 million in the full year 2021, an increase of 74%. Full year 2022 total roxadustat net sales in China1 by FibroGen and Falikang, the distribution entity jointly owned by FibroGen and AstraZeneca, was $208.8 million, compared to $186.1 million in the full year 2021 (a 12% growth in net sales driven by over 80% growth in volume after renewed inclusion on the National Reimbursement Drug List2).

As a result of these outstanding efforts in 2022, we are now in the extraordinary and exciting position of preparing to report results from a total of seven Phase 3 clinical studies over the next 15 months, with results from five Phase 3 studies reporting in 2023 and two more Phase 3 studies reporting by mid-year 2024.

2022 Stockholder Engagement

Consideration of 2022 Advisory Say-On-Pay Vote

We hold an annual advisory stockholder vote to approve our named executive officer compensation, commonly referred to as a “Say-on-Pay” vote. Our most recent Say-on-Pay vote was on June 16, 2022. Our stockholders approved the compensation of our named executive officers, with 53.7% of stockholder votes in favor of our 2022 Say-on-Pay resolution.

We were disappointed not to have achieved a higher approval level, and so our Compensation Committee initiated a comprehensive stockholder outreach program after our 2022 Annual Stockholder Meeting to understand stockholders’ concerns that led to the 2022 vote result. Our Compensation Committee believed it was important to discuss and receive feedback on our compensation practices, and to take the opportunity to hear investors’ views on our governance practices.

The Chair of our Compensation Committee participated in every investor call. In addition, our Board and Nominating and Corporate Governance Committee Chair participated in some of the calls, each of which were also attended by our Chief People Officer, Chief Legal Officer, and other senior members of management.

Our Compensation Committee and Nominating and Corporate Governance Committee were each briefed on the feedback we received from investors, and each committee thoroughly considered this feedback in making changes to our policies and practices.

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1 Total roxadustat net sales in China includes sales made by the distribution entity as well as FibroGen China’s direct sales, each to its own distributors. The distribution entity jointly owned by AstraZeneca and FibroGen is not consolidated into FibroGen’s financial statements.

2 Roxadustat net transfer price from sales to the distribution entity jointly owned by FibroGen and AstraZeneca was $62.8 million for the full year of 2021. From the net transfer price, FibroGen defers a certain portion for revenue recognition purposes under U.S. GAAP. FibroGen reported $47.6 million in roxadustat net product revenue for the full year of 2021.

Below is a summary of the three rounds of stockholder outreach we performed (in July, September and October of 2022), the feedback we received from stockholders, and the actions we have taken to address these concerns.

Summary of 2022 Investor Outreach

Topic	Concerns Expressed	Positive Considerations Noted	Company Response / Actions
Short Term Incentive Program - Goal Disclosure	Stockholders requested more details on corporate goal design and achievement.		We have committed to, and are providing, additional detail on corporate goal design and achievement in this year’s proxy statement.
Short Term Incentive Program - Bonus Cap	Stockholders were unaware of the cap on bonus payouts.

While our short-term incentive program did have a payout cap of 150% of target cash bonus in 2021 and 2022 (that was included as an attachment to our 10-K), we have included that feature in our proxy statement disclosure this year and intend to do so in the future.

April 2021 NDA- Contingent Performance Equity Retention Awards	Stockholders voiced concerns about one-time and out of cycle awards, noting they can negate the at-risk nature of awards granted in the annual cycle, thus misaligning incentives with stockholders.	We clarified that these performance awards given to each NEO were contingent on U.S. NDA approval for roxadustat. None of these ever vested, and thus, were aligned with stockholder interests.	We do not intend to make similar awards in the future except under extraordinary circumstances, and only after stockholder outreach.

Topic	Concerns Expressed	Positive Considerations Noted	Company Response / Actions
October 2021 Equity Retention Awards	Stockholders also expressed a preference for longer-term time-based vesting awards.

Certain stockholders highlighted the importance of retaining key employees in light of not receiving U.S. approval for roxadustat.

We emphasized two points:

The October 2021 awards were only given to the two NEOs whose retention was most crucial for the key value drivers of pamrevlumab development and China commercialization.

The size (1/3 of a typical annual grant), vesting (18 months, or just over 1/3 of the typical 4-year vesting) were designed to stabilize the Company after the roxadustat results, and succeeded as intended, with all NEOs and nearly all other executives remaining in place.

We do not intend to make similar awards in the future except under extraordinary circumstances, and only after stockholder outreach.

Our Compensation Committee did not make such awards in 2022, and has no plans to do so in 2023.

Long Term Incentive Equity Awards

Stockholders expressed a strong preference for more performance-based compensation as opposed to only time-based awards.

Some stockholders did not view time-based options as performance-based awards (while others did, as FibroGen is a highly milestone driven R&D company).

All stockholders reacted very favorably to our implementation of PRSUs in 2022, with an overall equity mix of 1/3 PRSUs, 1/3 stock options, and 1/3 RSUs, balancing stockholder alignment with risk/reward retention considerations.

Stockholders also approved of 50% of such PRSUs being based on relative total stockholder return (“TSR”) and 50% being based on clinical milestones.

Based on this feedback, in 2023 our Compensation Committee continued to take the same PRSU approach:

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1/3 of equity awards for NEOs are PRSUs, of which
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50% are based on a TSR metric, and
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50% are based on the achievement of defined clinical milestones.

The Compensation Committee plans to continue to consider the overall mix of equity awards and the duration of performance-based awards in the future.

CEO/NEO Pay vs. Performance	Stockholders expressed concern over compensation versus stockholder return and whether pay was out of line with the Company’s peer group.

Stockholders appreciated the realizable pay chart that showed a corresponding decline in the value of realizable CEO compensation, which was a factor in certain stockholders voting in favor of our Say-on-Pay proposal.

The Compensation Committee updated the new peer group in 2023 (as part of the annual peer group evaluation) to reflect industry changes as well as FibroGen’s market capitalization.

Based on investor feedback, we continued to show the realizable pay for our CEO (below), in addition to the new pay vs performance information of our proxy statement.

Topic	Concerns Expressed	Positive Considerations Noted	Company Response / Actions
Clawback Policy	Although not cited as a factor in their Say-on-Pay votes, several stockholders noted the importance of a clawback policy.

The Board approved the adoption of a compensation clawback policy, effective April 3, 2023, and if necessary will adopt a revised policy when the Nasdaq listing standards issued in response to Exchange Act Rule 10D-1 are finalized.

Other Governance Matters	Stockholders also noted certain general preferences for de-classified boards, and board diversity and continuity.	Stockholders noted that they understand the rationale for classified board for biotechnology companies with long product development / R&D cycles.

The Nominating and Corporate Governance Committee has reviewed all governance matters raised by stockholders and assessed FibroGen’s diversity, continuity, and governance policies benchmarking against similarly situated and peer companies, and determined to continue our current practices at this point in time.

As noted above, our stockholder outreach program was extensive, with our Compensation Committee Chair participating in all calls. The Compensation Committee reviewed each round of stockholder outreach and discussed the feedback received from stockholders. We believe our Compensation Committee and Nominating and Corporate Governance Committee thoroughly considered the issues raised by stockholders, and that the changes we have made to our executive compensation program (both in 2022 and 2023) reflect, and are responsive to, the feedback we received from our stockholders.

We believe these changes to our compensation program will help enhance stockholder value and further align our executive compensation with our corporate objectives.

2022 Executive Compensation Highlights

Our executive compensation program for 2022 was guided by our pay for performance philosophy and was designed to align the compensation of our named executive officers with the interests of our stockholders. As such, a substantial portion of their target compensation in 2022 was “at-risk” and linked to our performance.

Our Compensation Committee took the following actions with respect to named executive officer compensation for 2022:

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Base Salaries – Adjusted annual base salaries in amounts ranging from 2.1% to 5.0%;
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Annual Cash Bonus Targets – Maintained annual cash bonus targets (as a percentage of base salary) at their 2021 levels;
•
Annual Cash Bonus Payments – Based on our achievement of 94.7% of our corporate goals, and high individual goal achievement, we paid annual cash bonuses under our annual cash bonus plan as amended in 2022 (the “2022 Bonus Plan”) in amounts ranging from 94.5% to 96.6% of their annual cash bonus targets to our named executive officers; and
•
Long-Term Incentive Compensation – Granted long-term incentive compensation awards in the form of 1/3 stock options, 1/3 restricted stock unit (“RSU”) awards, and 1/3 performance-based RSU (“PRSU”) awards, each of which follow a four-year vesting schedule. The stock option and RSU awards vest as to one quarter of the shares on the first anniversary of the vesting base date, and one sixteenth of the award vesting each quarter thereafter. The PRSU awards are divided into two forms of awards with an equal target number of shares, each vesting pro rata annually, with one based on relative TSR as measured at year one, two, three, and four against the companies in the Nasdaq Biotechnology Index, and one based on the achievement of clinical milestones over multiple time horizons within the four-year performance period. The PRSU awards are described in more detail below. Based on the positive feedback we received in our 2022 stockholder outreach, the Compensation Committee also used this long-term incentive structure for 2023 (with 1/3 of the grants consisting of each of stock options, RSUs, and PRSUs).

Executive Compensation Philosophy, Practices, and Program Design

Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, the primary objectives of our executive compensation program are to:

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Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented team of executive officers within the context of responsible cost management;
•
Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and
•
Align the interests and objectives of our executive officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

Compensation Policies and Practices

We have adopted the following compensation policies and practices to align our executive compensation program with our philosophy and corporate governance policies and practices:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance and provided in the form of short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders;
•
Clawback. We adopted a clawback policy for recoupment of compensation. The policy covers incentive compensation awarded to current or former Section 16 officers. The compensation at risk under the policy includes cash bonus compensation, equity incentive awards, and profits made from selling stock that was received pursuant to equity incentive awards that qualify as incentive compensation. The policy would apply if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement.
•
No Pension or Deferred Compensation Plans. Except for our Section 401(k) plan, for which we provide Company matching contributions to all participating employees, we do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers;
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Limited Perquisites. We provide limited, if any, perquisites or other personal benefits to our executive officers;
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No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;
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No Post-Employment Tax Reimbursements. We do not provide any “gross-ups” on any severance or change in control payments or benefits;
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“Double-Trigger” Change in Control Arrangements. The vast majority of change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid);
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Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives;
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Executive Officer Stock Ownership Guidelines. We maintain formal guidelines for ownership of shares of our common stock by our executive officers. See “Executive Officer Stock Ownership Guidelines” below for further details; and
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Prohibitions on Hedging and Pledging. We prohibit our employees, including our executive officers and members of the Board, from hedging or pledging our securities, including the purchase of securities on margin, unless approved in advance by a designated clearance officer. For additional details, see “Insider Trading Policy” below.

Company Performance and Pay Alignment

The structure of the Company’s compensation program coupled with the Compensation Committee’s processes and decision-making are designed to ensure a strong tie between Company performance and executive pay. This is clearly illustrated by the compensation outcomes for our CEO since his hire, which mirror the results of our other named executive officers. Changes in stock price over the vesting or performance period of the long-term incentive compensation opportunities have caused the value ultimately received to be significantly reduced from the target grant value. The measurement of realizable pay includes such changes when comparing pay received, or expected to be received, to the target pay granted.

The following charts illustrates the degree to which our CEO’s realizable pay was impacted in 2020, 2021, and 2022 by stock performance. The realizable pay of our other NEO’s was similarly impacted. This illustrates the significant alignment of our executive compensation program with stockholder interests.

Target pay consists of (i) actual base salary; (ii) target annual cash bonus; and (iii) the fair value of all long-term incentive compensation awards on the date of grant, calculated in accordance with the reporting requirements for the Summary Compensation Table.

Realizable pay consists of (i) actual base salary; (ii) actual cash bonus received; and (iii) the intrinsic value of long-term incentive awards granted in each year, valued as of December 31, 2022.

Pay for Performance

We believe our executive compensation program for 2022 was reasonable and competitive, and appropriately balanced the goals of attracting, motivating, rewarding, and retaining our named executive officers within the context of effective cost management. To ensure our named executive officers’ interests were aligned with those of our stockholders, a substantial portion of their target annual compensation was “at-risk” and linked to Company performance.

8%
6%
34%
Mr.
Conterno
26%
26%
At Risk Comp.,
92%
Base Salary
Target Bonus
RSUs
Options
Perf-Based RSUs

18%
9%
29%
Other
NEOs
(Avg.)
22%
22%
At Risk Comp.,
82%

We emphasize performance-based compensation that appropriately rewards our named executive officers for delivering financial, operational, and strategic results with respect to pre-established goals through our annual cash bonus plan plus stock options, RSU and PRSU awards that are utilized to deliver long-term incentive compensation opportunities. We believe that stock options, RSU and PRSU awards are key incentives for our named executive officers to drive long-term stockholder value creation, with each element of the equity compensation providing different incentives, which collectively align with stockholder interests.

Governance of Executive Compensation Program

Role of our Compensation Committee

The Board established our Compensation Committee for the purposes of:

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overseeing, evaluating, and approving our compensation and benefits policies generally;
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overseeing, evaluating, and approving our compensation plans, policies, and programs applicable to our executive officers;
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overseeing, evaluating, and recommending to our Board for approval compensation plans and arrangements for the non-employee members of the Board;
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determining and overseeing the process of evaluating the performance of our CEO and our other executive officers, including setting compensation for our CEO and our other executive officers; and
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overseeing the preparation of, reviewing, and recommending the inclusion of this Compensation Discussion and Analysis in our Annual Reports on Form 10-K, proxy statements, and information statements.

Compensation Committee Processes and Procedures

Our Compensation Committee generally meets twice in the first quarter of the year, and again throughout the year as needed. The agenda for each meeting is usually developed by the Chair of our Compensation Committee, in consultation with our CEO and other members of management. From time to time, members of management and other employees as well as outside advisors or consultants are invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee also meets regularly in executive session.

Our CEO may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation. The charter of our Compensation Committee grants the committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting, or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the committee. In particular, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors specified in Nasdaq Listing Rule 5605(d)(3)(D) or any successor provision, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Our Compensation Committee is expected to make most of the significant adjustments to annual compensation, determine bonus and equity awards, and establish new performance objectives at one or more meetings typically held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s decision-making process comprises two related elements: the determination of compensation levels and the establishment and measurement of performance objectives for the current year.

For executive officers other than our CEO, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by our CEO. In the case of our CEO, the evaluation of his performance is conducted by our Compensation Committee, obtaining feedback on performance from both company directors and his direct reports, which determines his compensation as well as any equity awards to be granted to him. For all executive officers and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to the executive officers in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at compensation peer group companies.

Role of Compensation Consultant

In 2022, our Compensation Committee retained Compensia, Inc., a national compensation consulting firm, to serve as its compensation consultant. Compensia serves at the discretion of our Compensation Committee. During 2022, Compensia regularly attended the meetings of our Compensation Committee (both with and without management present) and provided the following services:

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consulting with our Compensation Committee Chair and other members between Compensation Committee meetings;
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reviewing and recommending updates to the compensation peer group;
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providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives, including review of the Company bonus plan and broad-based equity strategy;
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providing competitive market data and analysis for the position of CEO;
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review and analysis of the base salary levels, annual cash bonus targets, and long-term incentive compensation opportunities of our executive officers;
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assessing director compensation; and
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assessing executive compensation trends within our industry and providing updates on corporate governance and regulatory issues and developments.

At the request of our Compensation Committee, Compensia also conducted discussions with members of our Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key strategic goals, as well as the labor markets in which the Company competes. Compensia provided market data and advice relating to executive compensation strategy, incentive design, and compensation mix. In each case, our Compensation Committee approved the final cash and equity compensation awards for our executive officers following review of the compensation consultant materials.

In 2022, Compensia’s consulting services were limited to our Compensation Committee, which regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive and non-employee director compensation. In 2022, our Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq, including the factors specified in Nasdaq Listing Rule 5605(d)(3)(D), and determined that the work of Compensia raised no conflicts of interest.

Competitive Positioning

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies. This compensation peer group consists of biotechnology and pharmaceutical companies that are similar to us in terms of revenue, market capitalization, and number of employees at the time of the evaluation.

In October 2021, our Compensation Committee updated the compensation peer group. The following criteria were reviewed and considered in identifying comparable companies in revising the compensation peer group:

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similar industry – biotechnology or pharmaceuticals;
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FDA phase of lead product candidate – pending approval or commercial;
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similar revenue size – approximately 4x the next fiscal year estimated 2022 revenue;
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similar market capitalization – 1/3 to approximately 3.0x our then current market capitalization ($365 million to $3.3 billion);
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headcount – approximately 1/3 to 3.0x our headcount (197 to 1,776 employees);
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therapeutic area – companies with a hematology or oncology product focus; and
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research-oriented companies with active clinical trials (>4).

Following the consultation with Compensia, our Compensation Committee approved the following compensation peer group for use during the remainder of 2021 and until the next peer group review in late 2022 to assist with the determination of the compensation for our executive officers:

ACADIA Pharmaceuticals	G1 Therapeutics
Agios Pharmaceuticals	Global Blood Therapeutics
Amicus Therapeutics	Intercept Pharmaceuticals
bluebird bio	Ionis Pharmaceuticals
Blueprint Medicines	MannKind
Clovis Oncology	Nektar Therapeutics
Eagle Pharmaceuticals	PTC Therapeutics
Epizyme	Rigel Pharmaceuticals
Exelixis, Inc.	Sage Therapeutics

In September 2022, our Compensation Committee again reviewed and updated the compensation peer group. In revising the compensation peer group, the following criteria were considered in identifying comparable companies:

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similar industry – biotechnology or pharmaceuticals;
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FDA phase of lead product candidate – pending approval or commercial;
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similar revenue size – approximately 4x the next fiscal year estimated 2023 revenue;
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similar market capitalization – 1/3 to approximately 3.0x our then current market capitalization ($395 million to $3.6 billion);

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headcount – approximately 1/3 to 3.0x our headcount (192 to 1,734 employees);
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therapeutic area – companies with a hematology or oncology product focus; and
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research-oriented companies with active clinical trials (>4).

Following the consultation with Compensia, our Compensation Committee approved the following compensation peer group for use during the remainder of 2022 to assist with the determination of the compensation for our executive officers:

ACADIA Pharmaceuticals	G1 Therapeutics
Agenus	Global Blood Therapeutics
Agios Pharmaceuticals	Intercept Pharmaceuticals
Amicus Therapeutics	Ligand Pharmaceuticals
bluebird bio	MannKind
Blueprint Medicines	Nektar Therapeutics
Clovis Oncology	PTC Therapeutics
Eagle Pharmaceuticals	Sage Therapeutics
Epizyme

To analyze the compensation practices of the companies in our compensation peer group, our Compensation Committee’s compensation consultant gathered data from public filings (primarily proxy statements) and the Radford Global Life Science Survey, including review of data from companies with 200 – 2,500 employees where peer SEC filing data was not available. This market data was then used as a reference point for our Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

Our Compensation Committee reviews the compensation peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

Individual Compensation Elements

In 2022, our executive compensation program consisted of base salary, an annual cash bonus target, and long-term incentive compensation in the form of stock options, RSU awards, and PRSU awards. While our Compensation Committee does not have any formal policies for allocating compensation among the three components, our Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that our compensation is competitive and that we are able to attract and retain capable named executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.

When setting each individual’s 2022 compensation, our Compensation Committee considered the following factors:

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each individual executive officer’s skills, experience, qualifications, future potential, and the scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group;
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compensation practices of our compensation peer group and positioning of each executive officer’s compensation in a ranking of peer company compensation levels;
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compensation parity among our executive officers;
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our performance against the applicable operational and financial objectives established by our Compensation Committee and the Board, see “2022 Company Achievements and Results” above; and
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the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values, see “—2022 Bonus Plan Payments — Individual Performance Achievements” below.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals.

Generally, we establish the initial base salaries of our executive officers through arm’s length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, our Compensation Committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In February 2022, our Compensation Committee reviewed the base salaries of our then-named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. Following this review, our Compensation Committee determined that adjustments were necessary to maintain the competitiveness of our named executive officers’ base salaries and, consequently, decided to increase the base salaries of our named executive officers from their 2021 levels.

The base salaries of our named executive officers for 2022 were as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Percentage Adjustment
Mr. Conterno	$825,000	$850,000	3.0%
Ms. Chung	$490,000	$505,000	3.1%
Dr. Eisner	$600,000	$630,000	5.0%
Mr. Graham	$470,000	$480,000	2.1%
Mr. Wettig	$510,000	$535,000	4.9%

Annual Cash Bonuses

For 2022, the 2022 Bonus Plan was the single cash bonus plan for our employees, including our named executive officers. The Board and our Compensation Committee designed the 2022 Bonus Plan to motivate our eligible employees to achieve the following objectives, which align with our compensation philosophy:

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provide a focus within the Company on the achievement of our corporate goals;
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provide a clear link between the achievement of our corporate goals and the bonus payments to all eligible employees;
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motivate and reward our employees who contribute to and achieve our corporate goals for the year; and
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enable us to attract and retain high-quality employees.

The terms of the 2022 Bonus Plan include each participant’s annual cash bonus target and the formula for determining bonus payments based on corporate goals and individual goals. For our CEO, the payout was based 100% on the corporate goal achievement, and for our other named executive officers eligible to receive a bonus, the payout was based 80% on corporate goal achievement and 20% individual goal achievement.

Whether a participant received an annual cash bonus payment pursuant to the 2022 Bonus Plan was determined by our Compensation Committee, in its sole discretion, based upon its assessment of FibroGen’s actual performance as measured against all of the corporate performance goals established for 2022, the participant’s individual goal achievement, as well as the recommendations from our CEO (except for his own bonus) with respect to a specific employee’s performance. The maximum payout for any individual goal, and for any participant’s bonus, is 150% of target.

The cash bonus targets of our named executive officers for 2022 are listed below and were set at the same target levels for their respective seniority levels as in 2020 and 2021 and were within the ranges used by the companies in our compensation peer group:

Named Executive Officer	2022 Target Annual Cash Bonus (as a percentage of base salary)	2022 Target Annual Cash Bonus ($)
Mr. Conterno	75%	$637,500
Ms. Chung	50%	$252,500
Dr. Eisner	50%	$315,000
Mr. Graham	50%	$240,000
Mr. Wettig	50%	$267,500

Corporate Performance Goals

The corporate performance goals under the 2022 Bonus Plan and, in the case of quantifiable goals, the related target levels, were selected by the Board based on our corporate priorities, goals, and objectives. The 2022 corporate performance goals included goals related to achievement of:

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enrollment targets for Phase 3 clinical studies of pamrevlumab in multiple disease indications;
•
commercial targets and enhancement of our roxadustat business in China;
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objectives towards readiness for regulatory approval submissions for pamrevlumab in the event positive data is received from our Phase 3 clinical studies;
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advancing high priority pre-clinical programs to expand our product pipeline;
•
non-dilutive financing, and expense and cash management; and
•
human capital-related efforts, including attracting, developing, retaining, and engaging a diverse, talented employee base.

Please see the following table for corporate performance goal details and weightings.

In selecting these corporate performance goals, our Compensation Committee believed that they were the key drivers for our business as they provided a balance between strengthening our financial position, moving our various products through the research and development process and towards commercial acceptance, and growing our business, which enhance stockholder value over the short-term and long-term. Individual goals are given weightings as part of the goal setting process, and performance is assessed against the goal achievement, including over- and under-achievement. The related target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the target levels were set.

2022 Goal Achievement

The specific 2022 corporate goals and achievement as assessed by our Compensation Committee are set forth below. We have provided this information on a detailed, item-by-item basis with as much specificity as possible, while being mindful of commercial sensitivity concerns regarding the disclosure of the details of certain measures and outcomes. Goals were set in a manner such that they were intended to be challenging to achieve.

Goal	Measure	Outcomes	Approx Weight %	Achievement Score
Complete pamrevlumab IPF enrollment	ZEPHYRUS-1 – Q2 ZEPHYRUS-2 – Q4	ZEPHYRUS-1 – Completed on ahead of schedule in Q2. ZEPHYRUS-2 – 1Q Delayed, resulting from issues with the war in Ukraine and COVID-related challenges.	22%	100.0%

Goal	Measure	Outcomes	Approx Weight %	Achievement Score
Complete pamrevlumab DMD enrollment	LELANTOS-1 – Q1 LELANTOS-2 – Q3	LELANTOS-1 – Completed on Time. LELANTOS-2 – Completed 1Q Ahead.	6%	112.5%
Ensure pamrevlumab regulatory readiness	Regulatory applications enabling accelerated regulatory outcomes, commercial manufacturing process and regulatory submissions, and completion of non-clinical studies supporting regulatory approval submissions.	We completed all regulatory readiness activities on time in 2022 with one exception relating to a pre-clinical activity, which was delayed an estimated two quarters.	6%	90.0%
Advance pamrevlumab commercial plans across indications	Generation of significant insights into patients, caregivers, healthcare professionals and payers across all indications, advancement of critical elements of the brand strategy, including positioning, brand name, and pricing, and advancement of disease and pamrevlumab scientific narratives for IPF, DMD, and locally advanced unresectable pancreatic cancer.	All elements of the commercial plan were delivered on target.	6%	100.0%

Achieve roxadustat sales and supply goals in China, Europe and Japan	Sales targets by territory, as measured by ex-manufacturer sales, and a goal to ensure that we have reliable roxadustat supply.	We met 99% of our sales target in China which accounted for over 80% of our overall sales target. Due to a slower than expected launch in Europe, and uptake in Japan, we did not meet our targets in those territories. We implemented procedures to ensure reliable roxadustat supply, particularly important in the context of the COVID lockdowns in China. The Compensation Committee gave more weight to our China performance, given a significantly larger sales target and our role as an active commercialization partner (as opposed to a passive partner in other territories).	9%	90.0%
Complete roxadustat MDS enrollment	MATTERHORN - Q3	Completed in Q3.	6%	100.0%

Goal	Measure	Outcomes	Approx Weight %	Achievement Score
Continue to advance our high priority pre-clinical programs	Three programs on track for IND submission in 2023.	Two programs on track for IND in 2023 (CCR8 and Gal-9), as well as the potential to bring an additional program into the clinic in 2023.	10%	90.0%

Ensure long-term sustainability of roxadustat	This goal was assessed by a measure of profitability of the roxadustat China commercial franchise, as well as by the achievement of various elements of our strategy to preserve market exclusivity for roxadustat in China.	We achieved 108% of our target profitability measure for roxadustat in China despite currency fluctuation headwinds. We made significant progress in terms of our exclusivity targets, but did not achieve all of the intended goals. The Compensation Committee gave lower weight to the overachievement in profitability than to the underachievement with respect to the exclusivity target, and thus scored the overall goal at 91.7%.	10%	91.7%

Advance our strategic initiatives, while meeting our financial targets	Achieving our business objectives while maintaining spend within our projected budget. Process and outcome based metrics for the achievement of certain strategic objectives for the Company.	We achieved the vast majority of our business objectives, while attaining significant savings against budget and higher than projected year-end cash balances. The Compensation Committee determined management ran excellent processes; however, some strategic initiatives dependent on third-parties were not executable on agreeable terms. The Compensation Committee gave lower weight to the overachievement in managing spend against budget than to the underachievement with respect to the strategic objectives, which are viewed as more important to long term stockholder value.	15%	75.0%
Attract, develop and retain diverse, talented and engaged employees	Increase employee engagement in our annual survey above a specified level; increase female gender diversity at the vice president level and above, and; keep regrettable turnover below a specified level.	We overachieved in all metrics for this goal and thus the Compensation Committee scored this goal at 110% achievement. In our annual employee engagement survey, we outperformed both the biotech industry and all companies with fewer than 1,000 employees. We increased female gender diversity at the vice president level and above.	10%	110.0%

	TOTAL GOAL ACHIEVEMENT:			94.7%

Individual Performance Achievements

Consistent with our compensation philosophy and objectives, our Compensation Committee considered the following key achievements of our named executive officers during 2022 when determining the payouts under our 2022 Bonus Plan. The bonus payment for the CEO is based 100% on the corporate goal achievement, and for the other named executive officers, the bonus payment is based 80% on the corporate goal achievement and 20% on individual goal achievement.

•
Mr. Conterno – Mr. Conterno was recognized for his efforts in leading the Company to achieve its corporate goals, and his bonus was fully based on the corporate goal achievement. Key goals for 2022 included achieving enrollment targets in our pamrevlumab Phase 3 studies for which we met or exceeded the target for our ZEPHYRUS-1 IPF and both DMD Phase 3 studies, but lagged slightly in our ZEPHYRUS-2 IPF study. Other goals included completing enrollment in our roxadustat Phase 3 MDS and chemotherapy-induced anemia studies, for which we met target for both studies, advancing programs in our preclinical pipeline to 2023 INDs, advancing our commercial plan for pamrevlumab, working toward roxadustat commercial revenues in China, Europe and Japan and other metrics toward roxadustat sustainability in China, and human resource goals targeted to attract, develop, engage and retain a diverse employee base. The 2022 corporate goal achievement is described in more detail above in 2022 Goal Achievement.
•
Ms. Chung – Ms. Chung was recognized for a variety of roxadustat China commercial related activities, including the execution of roxadustat sales targets in China, continued progress toward roxadustat exclusivity through a variety of avenues, meeting China profitability targets, as well as human resources related activities to retain key talent, enhance the employee commitment to the Company’s mission, and implement information security controls.
•
Dr. Eisner – Dr. Eisner was recognized for his clinical and regulatory efforts in support the Company’s corporate goals, including the enrollment of patients in the pamrevlumab Phase 3 clinical studies for the treatment of IPF and DMD, enrollment of the roxadustat Matterhorn MDS study, regulatory readiness, continued development of the medical affairs group, execution of medical affairs strategic pre-launch plans across pamrevlumab indications, for achievements relating to people including talent management, enhancement of communication and culture across clinical development and medical affairs, and for development of pipeline product clinical plans.
•
Mr. Graham – Mr. Graham was recognized for his delivery on strategic and operational activities in support of the Company’s corporate goals, including compliant financial reporting and resolution of the Company’s material weaknesses, increasing investor relations effectiveness and visibility, expanding and developing the financial planning and analysis function, meeting financial targets, development and implementation of an SAP system, completion of an enterprise risk assessment, enhancement of the Company’s cybersecurity systems, and progress toward strategic objectives.
•
Mr. Wettig – Mr. Wettig was recognized for his efforts toward pamrevlumab commercial readiness in the U.S., including advancement of commercial plans across multiple disease indications, achievement of roxadustat sales goals, providing commercial input into the Company’s strategic long range plan, development of commercial forecasts to support the Company’s strategic initiatives, including development of financial models, support of business development activities that address corporate priorities, and for developing and expanding a diverse and complementary commercial team as well as providing leadership in championing the Company’s vision and values across multiple cross functional teams and processes.

2022 Bonus Plan Payments

The target annual cash bonuses and the actual cash bonus payments made to our named executive officers for 2022 were as follows:

Named Executive Officer	Target 2022 Cash Bonus Opportunity ($)	Payment Percentage for Corporate Performance Goals (80% of Bonus)(1)	Payment Percentage for Individual Performance Goals (20% of Bonus)(1)	Total Performance Achievement (%)	Actual 2022 Cash Bonus Payment ($)
Mr. Conterno	$637,500	94.70%	N/A	94.70%	$603,713
Ms. Chung	$252,500	94.70%	99.75%	95.70%	$241,668
Dr. Eisner	$315,000	94.70%	104.13%	96.59%	$304,243
Mr. Graham	$240,000	94.70%	93.80%	94.52%	$226,848
Mr. Wettig	$267,500	94.70%	95.00%	94.80%	$253,483

(1)
Target annual cash bonus for our CEO is based 100% on corporate goal achievement.

After assessing the Company’s performance for the year, as detailed above in “2022 Goal Achievement,” our Compensation Committee determined the aggregate level of corporate goal achievement for the Company was 94.7% of target levels. 2022 was largely a successful year for the Company, as we had excellent performance on goal achievement, with over-performance in some of the goals and numerous sub-goals. All goals were determined to have been achieved to at least a 75% achievement level, and there was over-achievement up to the 110% level for one goal.

Long-Term Incentive Compensation

Our Compensation Committee believes long-term incentive compensation is an effective means for focusing our executive officers on driving increased stockholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation, and motivates them to remain employed with us. During 2022, our Compensation Committee awarded equity awards in the form of stock options, RSU awards and PRSU awards to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time-to-time.

Based on the positive feedback we received in our 2022 stockholder outreach, the Compensation Committee retained this long-term incentive structure for 2023 (with 1/3 of the grants consisting of stock options, 1/3 consisting of RSUs, and 1/3 consisting of PRSUs).

Our Compensation Committee believes the forms of equity provided to our executives provide an effective balance of performance and retention incentives to optimally align incentives with those of our stockholders. Our stock options provide an effective performance incentive because our executive officers derive value from their options only if our stock price increases (which benefits all stockholders). Our PRSUs directly align executive incentives with stockholder interests. The clinical milestone PRSUs are tied directly to timely achievement of key clinical milestones that are designed to be weighted proportionally to the value expected to be delivered to stockholders. The TSR PRSUs are tied directly to relative stock performance as measured against a key industry index. Our RSU awards help us to retain our executive officers and reward them for long-term stock price appreciation while at the same time providing some value to the recipient even if the market price of our common stock in the volatile biotechnology capital markets remains stable or declines.

As with their other elements of compensation, our Compensation Committee determines the amount of annual long-term incentive compensation for our continuing executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own equity award), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described above.

Based on the determination of our Compensation Committee, the following equity awards were granted on February 14, 2022 to our named executive officers:

Named Executive Officer	Options to Purchase Shares of our Common Stock (number of shares)	Restricted Stock Unit Awards for Shares of our Common Stock (number of shares)	Performance Based Restricted Stock Unit Awards for Shares of our Common Stock (number of shares)	Equity Awards (grant date fair value)
Mr. Conterno	298,000	179,400	179,400	$9,223,060
Ms. Chung	75,000	45,000	45,000	$2,315,816
Dr. Eisner	100,000	60,000	60,000	$3,087,755
Mr. Graham	37,500	22,500	22,500	$1,157,909
Mr. Wettig	75,000	45,000	45,000	$2,315,816

The stock options granted have an exercise price of $15.60 per share, the closing price of our common stock on February 14, 2022, and vest as to one-quarter of the shares of our common stock subject to the stock options on March 1, 2023, and as to one-sixteenth of the shares subject to the stock options quarterly thereafter, contingent on continued employment as of each vesting date.

The RSU awards vest as to one-quarter of the units subject to the awards on March 6, 2023, and as to one-sixteenth of the units subject to the awards quarterly thereafter, contingent on continued employment as of each vesting date. Each unit granted pursuant to these RSU awards represents a contingent right to receive one share of our common stock for each unit that vests.

As part of the long-term performance-based compensation program for our named executive officers, we also provide PRSU awards. Our 2022 annual equity awards have been granted with one-third of the value awarded in the form of each of stock options and time-based RSU and PRSU awards. The PRSU awards are designed to be aligned directly with key value drivers for the Company and its stockholders. The PRSU awards have been granted in two forms, each of which will vest annually over a four-year period.

Total Stockholder Return Awards – The first form of PRSU award vests based on relative TSR performance as measured against the companies in the NASDAQ Biotechnology Index as of the commencement of the performance period and that remain actively traded at the end of the measurement period. The TSR portion of the PRSUs is itself split evenly between four measurement and vesting periods at year one, two, three, and four.

These TSR PRSU awards will have a target award size and vesting is contingent upon our relative TSR performance being at or above the 25th percentile in each measurement. Once this threshold performance is met in each measurement period, the TSR PRSU awards vest as to one quarter of the award in each year as set forth in the table below on a linear basis between 50% (at the 25th percentile) and 200% (at the 100th percentile) of the target award. Each unit granted pursuant to these PRSU awards represents a contingent right to receive one share of our common stock for each unit that vests. If the absolute return of the stock is negative for a particular measurement period, then the applicable percent of the target award is capped at 100%, regardless of the percentile achieved.

Relative Total Stockholder Return	Applicable % of Target Award
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	150%
100th percentile	200%

In 2022, our relative TSR was in the 83rd percentile, and thus the payout was at 166% of target.

Clinical Milestone Awards – The second PRSU award vests based on the Company’s performance with respect to our pamrevlumab program, as measured by enrollment in our pamrevlumab Phase 3 IPF and DMD trials, and data readouts for our Phase 3 IPF, locally advanced unresectable pancreatic cancer, and DMD programs.

For the clinical milestone PRSU awards, in the first year, units will vest based on our success in meeting our enrollment targets for our Phase 3 studies, expressed as a percentage of target, with adjustments based on achieving the enrollment targets in earlier or later calendar quarters. In 2022, the targets were based on completion of enrollment in our two Phase 3 IPF (ZEPHYRUS-I study) and our two Phase 3 DMD (LELANTOS I and II) studies. Based on achievement of these enrollment milestones, the first year of vesting for the clinical milestone portion of the 2022 PRSUs was assessed at 103.1% of the target.

In the second, third and fourth years, units will vest based on the enrollment achievement percentage from the first year, multiplied by a scale multiplier determined by the number of positive Phase 3 data readouts by disease indication. A positive readout for an indication will be deemed to be achieved if the study results support submission for regulatory approval. If there are no positive readouts for any indication, then the scale multiplier will be zero, and no units will vest, and if positive readouts are achieved for one or more indications, then the scale multiplier will be between one and two, based on the number of positive readouts. For 2023, we have Phase 3 data readouts expected for ZEPHRYUS I and LELANTOS I and II, and for 2024 we have Phase 3 data readouts expected for ZEPHYRUS-II AND LAPIS. Each unit granted pursuant to these PRSU awards represents a contingent right to receive one share of our common stock for each unit that vests.

Severance and Change in Control Payments and Benefits

Our executive officers are party to change in control severance agreements with us, the terms of which were established in 2014, and subsequently amended in 2016 and 2019, described in more detail below in the section titled “Change in Control Arrangements”, in each case after consultation with our compensation consultant and review of compensation peer group data. These agreements provide for certain payments and benefits, which may include cash severance, equity acceleration, and certain other payments and benefits in connection with a CIC Termination, or Ordinary Course Termination (each as described and defined below in the section entitled “Change in Control Arrangements”). Each of our executive officers holds stock options under one or both of our Amended and Restated 2005 Stock Plan (the “2005 Plan”) and the 2014 Plan, as well as RSU awards and PRSU awards under the 2014 Plan, all of which will accelerate in full upon a CIC Termination. See “Change in Control Arrangements” below for specific details of these severance and change in control payments and benefits for our named executive officers.

Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe these severance and change of control payments and benefits are an essential element of our executive compensation program and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination of employment without “cause” or resignation with “good reason” in connection with or following a change of control of the Company, these severance and change of control payments and benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control payments and benefits, we believe we can mitigate the distraction and loss of our executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.

Other Compensation Practices

Welfare and Health Benefits; Section 401(k) Plan

We maintain a Section 401(k) plan that provides eligible U.S. employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Active contributing participants in our 401(k) plan are eligible to receive employer-matching contributions of up to 6% of base salary. Employer matching contributions are subject to applicable annual Internal Revenue Code of 1986, as amended (the “Code”) limits and are fully vested when made.

In addition, our executive officers are eligible to participate in our employee benefit programs on the same basis as all of our employees. These benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

During 2022, none of our named executive officers received perquisites or other personal benefits, other than tax gross-up payments provided in the limited contexts of relocation and global mobility.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Global Mobility Tax Gross Up

We have a global mobility program for employees spending a significant amount of time in China. Under this program, we calculate potential tax liability to China for compensation received as a result of time spent in China. FibroGen pays that liability on behalf of the employees to the Chinese tax authority. Because this is considered taxable income in the U.S., and there is no offset to their U.S. income taxes as a result of the China tax, FibroGen grosses up the amount for the China tax obligation, so that the employee does not incur additional expense due to their service on behalf of the Company. During 2022, Ms. Chung, our Senior Vice President, China Operations, participated in the global mobility program.

Insider Trading Policy; Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits hedging, pledging or short selling of our securities, the trading of any derivative securities related to our equity securities at any time, or, unless approved in advance by a designated clearance officer, purchases of our securities on margin. These restrictions apply to any shares held, directly or indirectly, by any employee, including officers, or non-employee member of the Board, and any shares granted to any employee, including officers, or non-employee member of the Board, as part of their compensation.

Compensation Recovery Policy

We have adopted a policy for recoupment of compensation, or “clawback” policy. The policy covers incentive compensation awarded to current or former Section 16 officers that vests based in whole or in part on the attainment of a financial reporting measure and would apply if FibroGen is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement. The incentive compensation at risk under the policy is received in the three fiscal years prior to the Company being required to prepare the restatement, and includes cash bonus compensation, equity incentive awards, and profits made from selling stock that was received pursuant to equity incentive awards that qualify as incentive compensation. Our clawback policy also contains a commitment to revise the policy as necessary when the Nasdaq listing standards issued in response to Exchange Act Rule 10D-1 are finalized.

Executive Officer Stock Ownership Guidelines

We maintain formal guidelines for ownership of shares of our common stock by our executive officers. These guidelines require our CEO to achieve and maintain ownership of shares valued at five times his base salary, and other executive officers to achieve and maintain ownership of shares valued at their base salary, within five years of adoption of the policy or promotion to a covered role. Shares owned outright and unvested RSU awards apply towards the calculation of compliance with the guidelines. The average tenure of our named executive officers in 2022 was approximately 4.76 years. Each of our named executive officers has either established a significant ownership position in the Company or, in the case of Mr. Conterno, Mr. Wettig, and Dr. Eisner who were hired in 2020 and Mr. Graham who was hired in 2021, is expected to achieve the targeted stock ownership in accordance with our stock ownership guidelines timeline requirements. Each of our named executive officers who has been with us for more than five years is in compliance with the ownership requirements of the guidelines.

Analysis of Risks Presented by our Compensation Program and Policies

Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation program does not encourage excessive or inappropriate risk taking and that the level of risk that it does encourage is not reasonably likely to have a material adverse effect on us. Our compensation program consists of both fixed and variable compensation. The fixed (base salary) portion is designed to provide a steady income regardless of our stock price performance so that our executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate our executives to produce positive short-term and long-term corporate results, while the fixed element is also sufficiently high such that our executives are not encouraged to take unnecessary or excessive risks in doing so. Because our executive officers receive a significant portion of their compensation in the form of equity, with multiple year vesting, this discourages them from making short-term decisions that may result in long-term harm to the organization. Further, the performance goals used to determine the amount of an executive officer’s cash bonus are measures that our Compensation Committee believes contribute to long-term stockholder value creation and promote the continued viability of the Company and are often focused on key events related to the overall success of our product development. Finally, compensation decisions include subjective considerations, which help to constrain the influence of formulas or objective factors on excessive risk taking.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and members of the Board who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a Change in Control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 during 2022, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of the Board, including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee hereby recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report.

Respectfully submitted by the members of our Compensation Committee:

Suzanne Blaug, Chair

Aoife Brennan, M.B., B.Ch.

Gerald Lema

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2022 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for 2022, 2021, and 2020.

Named Executive Officer	Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All other Compensation ($)(4)	Total ($)
Enrique Conterno	2022	$850,000	$-	$6,443,375	$2,779,684	$603,713	$64,302	$10,741,074
Chief Executive Officer	2021	$825,000	$-	$4,346,820	$4,732,876	$422,297	$58,110	$10,385,103
	2020	$790,909	$250,000	$2,601,000	$8,024,850	$554,400	$46,460	$12,267,619
Christine L. Chung	2022	$505,000	$-	$1,616,231	$699,585	$241,668	$528,070	$3,590,554
Senior Vice President, China Operations	2021	$490,000	$-	$1,688,225	$2,031,863	$180,707	$336,349	$4,727,144
	2020	$480,000	$-	$1,056,400	$1,061,723	$233,568	$47,916	$2,879,607
Mark Eisner, M.D., M.P.H. (5)	2022	$630,000	$-	$2,154,975	$932,780	$304,243	$58,710	$4,080,708
Chief Medical Officer	2021	$600,000	$1,000,000	$739,984	$1,157,212	$218,100	$52,310	$3,767,606
	2020	$50,000	$500,000	$1,443,750	$1,919,616	$-	$4,291	$3,917,657
Juan Graham (6)	2022	$480,000	$-	$808,116	$349,793	$226,848	$284,909	$2,149,666
Chief Financial Officer	2021	$149,546	$150,000	$434,350	$1,446,166	$55,716	$22,179	$2,257,957
Thane Wettig (7)	2022	$535,000	$-	$1,616,231	$699,585	$253,483	$18,862	$3,123,161
Chief Commercial Officer	2021	$510,000	$-	$874,665	$1,590,542	$186,533	$12,855	$3,174,595
	2020	$263,258	$150,000	$1,262,400	$2,159,568	$122,158	$47,610	$4,004,994

(1)
Amounts represent time-based sign-on bonuses paid to Mr. Conterno, Dr. Eisner, Mr. Graham, and Mr. Wettig, contingent upon continued employment with FibroGen, in the amounts of $250,000, $1,500,000, $150,000, and $150,000, respectively. Mr. Conterno received his sign-on bonus upon his hire on January 6, 2020. Dr. Eisner received his sign-on bonus in three installments of $500,000 on December 1, 2020, March 15, 2021 and August 2, 2021. Mr. Graham received $150,000 upon his hire on September 7, 2021. Mr. Wettig received $150,000 upon his hire on June 22, 2020.
(2)
Reflects the grant date fair value of the stock options, RSU, and PRSU awards granted as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 11 to our financial statements under Item 8 included in our Annual Report. The fair market value of RSUs and PRSUs for clinical milestone awards is calculated based on the closing price of FibroGen’s stock on the date of grant. The estimated fair market value of PRSUs granted for TSR awards is calculated based on a Monte Carlo valuation method to simulate the probabilities of achievement.
(3)
Amount represents each of our named executive officers’ annual performance-based cash bonuses.
(4)
The amounts for 2022 include the following: life insurance premiums for Messrs. Conterno, Graham, and Wettig, Ms. Chung, and Dr. Eisner in the amount of $3,612, $1,260, $3,612, $3,612, and $3,612 respectively; FibroGen 401(k) plan contributions for Messrs. Conterno, Graham, and Wettig, Ms. Chung, and Dr. Eisner in the amount of $17,792, $7,625, $15,250, $3,050, and $12,200, respectively; health insurance premiums for Messrs. Conterno and Graham, Ms. Chung, and Dr. Eisner in the amount of $42,898, $42,898, $42,898, and $42,898, respectively; tax gross up for China global mobility program for Ms. Chung in the amount of $478,510; and reimbursable relocation and tax gross up pay for Mr. Graham in the amount of $233,126 ($154,062 reimbursable relocation and $79,064 tax).
(5)
Dr. Eisner was hired on December 1, 2020.
(6)
Mr. Graham was hired on September 7, 2021.
(7)
Mr. Wettig was hired on June 22, 2020.

2022 Grants of Plan-Based Awards Table

The following table provides information with regard to each grant of plan-based award made under our 2014 Equity Incentive Plan and bonus targets offered for our named executive officers during the fiscal year ended December 31, 2022.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Threshold	Target	Maximum
Enrique Conterno
Stock Option	February 14, 2022	-					298,000	$15.60	$2,779,684
RSUs	February 14, 2022	-				179,400			$2,798,640
PRSUs (TSR)	February 14, 2022		44,850	89,700	179,400				$2,245,415
PRSUs (Clinical)	February 14, 2022			89,700	179,400				$1,399,320
2022 Bonus Plan		$637,500
Christine L. Chung
Stock Option	February 14, 2022	-					75,000	$15.60	$699,585
RSUs	February 14, 2022	-				45,000			$702,000
PRSUs (TSR)	February 14, 2022		11,250	22,500	45,000				$563,231
PRSUs (Clinical)	February 14, 2022			22,500	45,000				$351,000
2022 Bonus Plan		$252,500
Mark Eisner, M.D., M.P.H.
Stock Option	February 14, 2022	-					100,000	$15.60	$932,780
RSUs	February 14, 2022					60,000			$936,000
PRSUs (TSR)	February 14, 2022	-	15,000	30,000	60,000				$750,975
PRSUs (Clinical)	February 14, 2022			30,000	60,000				$468,000
2022 Bonus Plan		$315,000
Juan Graham
Stock Option	February 14, 2022	-					37,500	$15.60	$349,793
RSUs	February 14, 2022					22,500			$351,000
PRSUs (TSR)	February 14, 2022	-	5,625	11,250	22,500				$281,616
PRSUs (Clinical)	February 14, 2022			11,250	22,500				$175,500
2022 Bonus Plan		$240,000
Thane Wettig
Stock Option	February 14, 2022	-					75,000	$15.60	$699,585
RSUs	February 14, 2022	-				45,000			$702,000
PRSUs (TSR)	February 14, 2022		11,250	22,500	45,000				$563,231
PRSUs (Clinical)	February 14, 2022			22,500	45,000				$351,000
2022 Bonus Plan		$267,500

(1)
The amount in the table above reflects the value of the annual cash bonus targets of each respective named executive officer for the year ended December 31, 2022 under the 2022 Bonus Plan approved by our Compensation Committee. Such amounts may not reflect the actual payments made to our named executive officers. The 2022 bonus award amounts actually paid in 2022 to our named executive officers under the 2022 Bonus Plan are shown in the 2022 Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and the accompanying footnote. Please refer to “Compensation Discussion and Analysis – Annual Cash Bonuses” above for a description of the 2022 Bonus Plan. There are no threshold or maximum values for these cash bonus awards under the 2022 Bonus Plan.
(2)
The PRSU awards are divided into two forms with an equal target number of shares, with one vesting pro rata annually based on relative TSR as measured in each year of the performance period against the companies in the Nasdaq Biotechnology Index, and one based on the achievement of clinical milestones over multiple time horizons within the four-year performance period. For the clinical milestone PSRU awards, in the first year, units vest based on our success in meeting our enrollment targets for our Phase 3 studies, expressed as a percentage of target, with adjustments based on achieving the enrollment targets in earlier or later calendar quarters. In the second, third and fourth years, units vest based on the enrollment achievement percentage multiplied by a scale multiplier determined by the number of positive Phase 3 data readouts by disease indication. The threshold achievement for receipt of shares under the TSR PRSU awards is the 25th percentile as measured against companies in the Nasdaq Biotechnology Index, and there is no threshold performance minimum for the clinical milestone PRSUs as receipt of these shares is tied to achievement of the milestones. Each unit granted pursuant to these PRSU awards represents a contingent right to receive one share of our common stock for each unit that vests, and the maximum number of shares that could be received, based on performance, is two times the target number of shares.
(3)
The RSU awards vest as to one-quarter of the units subject to the awards on March 6, 2023, and as to one-sixteenth of the units subject to the awards quarterly thereafter, contingent on continued employment as of each vesting date. Each unit granted pursuant to these RSU awards represents a contingent right to receive one share of our common stock for each unit that vests.

(4)
The stock options granted on February 14, 2022 vest as to one-fourth of the shares of our common stock subject to the stock options on March 1, 2023 and as to one-sixteenth of the shares subject to the stock options quarterly thereafter, contingent on our named executive officer’s continued employment as of each vesting date.
(5)
Stock options are granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported by the Nasdaq Global Select Market on the date of grant.

Offer Letter Agreements for At-Will Employment

We entered into initial employment offer letters with each of our current named executive officers. Each of these offer letters was approved by the Board and provides for “at-will” employment.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2022.

				Option Awards				Stock Awards
Named Executive Officer	Grant Date (1)	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Enrique Conterno	1/6/2020	1/6/2020	(4)	206,250	93,750	$43.35	1/5/2030	—	$-	—	$-
	1/6/2020	1/6/2020	(5)	—	—	—	1/5/2030	18,750	$300,375	—	$-
	2/24/2021	3/1/2021	(4)	71,750	92,250	$53.01	2/23/2031	—	$-	—	$-
	2/24/2021	3/6/2021	(5)	—	—	—	2/23/2031	46,125	$738,923	—	$-
	2/14/2022	3/1/2022	(4)	—	298,000	$15.60	2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(5)	—	—	—	2/13/2032	179,400	$2,873,988	—	$-
	2/14/2022	3/6/2022	(7)	—	—	—	2/13/2032	—	$-	89,700	$1,436,994
	2/14/2022	3/6/2022	(7)	—	—	—	2/13/2032	—	$-	89,700	$1,436,994

Christine L. Chung	7/8/2014	3/1/2013	(4)	4,077	—	$14.575	3/18/2024	—	$-	—	$-
	11/13/2014	3/1/2014	(4)	4,897	—	$18.00	11/12/2024	—	$-	—	$-
	3/4/2015	3/1/2015	(4)	4,130	—	$29.66	3/3/2025	—	$-	—	$-
	2/22/2016	3/1/2016	(4)	25,000	—	$19.39	2/21/2026	—	$-	—	$-
	3/8/2017	3/1/2017	(4)	34,719	—	$25.40	3/7/2027	—	$-	—	$-
	3/14/2018	3/1/2018	(4)	45,000	—	$53.75	3/13/2028	—	$-	—	$-
	2/5/2019	3/1/2019	(4)	37,500	2,500	$57.33	2/4/2029	—	$-	—	$-
	2/5/2019	3/6/2019	(5)	—	—	$-	2/4/2029	1,500	$24,030	—	$-
	3/17/2020	3/1/2020	(4)	45,547	20,703	$26.41	3/16/2030	—	$-	—	$-
	3/17/2020	3/6/2020	(5)	—	—	$-	3/16/2030	12,500	$200,250	—	$-
	2/24/2021	3/1/2021	(4)	18,244	23,456	$53.01	2/23/2031	—	$-	—	$-
	2/24/2021	3/6/2021	(5)	—	—	$-	2/23/2031	12,206	$195,540	—	$-
	10/4/2021		(6)	16,180	16,180	$9.93	10/3/2031	—	$-	—	$-
	10/4/2021		(6)	—	—	$-	10/3/2031	13,542	$216,943	—	$-
	2/14/2022	3/1/2022	(4)	—	75,000	$15.60	2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(5)	—	—	$-	2/13/2032	45,000	$720,900	—	$-
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	22,500	$360,450
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	22,500	$360,450

Mark Eisner, M.D., M.P.H.	12/1/2020	12/1/2020	(4)	40,000	40,000	$41.25	11/30/2030	—	$-	—	$-
	12/1/2020	12/1/2020	(5)	—	—	$-	11/30/2030	17,500	$280,350	—	$-
	10/4/2021		(6)	22,260	22,260	$9.93	10/3/2031	—	$-	—	$-
	10/4/2021		(6)	—	—	$-	10/3/2031	18,630	$298,453	—	$-
	2/14/2022	3/1/2022	(4)	—	100,000	$15.60	2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(5)	—	—	$-	2/13/2032	60,000	$961,200	—	$-
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	30,000	$480,600
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	30,000	$480,600

Juan Graham	9/7/2021	9/7/2021	(4)	61,250	134,750	$12.41	9/6/2031	—	$-	—	$-
	9/7/2021	9/7/2021	(5)	—	—	$-	9/6/2031	24,062	$385,473	—	$-
	2/14/2022	3/1/2022	(4)	—	37,500	$15.60	2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	22,500	$360,450	—	$-
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	11,250	$180,225
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	11,250	$180,225

Thane Wettig	6/22/2020	6/22/2020	(4)	56,250	33,750	$42.08	6/21/2030	—	$-	—	$-
	6/22/2020	6/22/2020	(5)	—	—	$-	6/21/2030	11,250	$180,225	—	$-
	2/24/2021	3/1/2021	(4)	14,044	18,056	$53.01	2/23/2031	—	$-	—	$-
	2/24/2021	3/6/2021	(5)	—	—	$-	2/23/2031	9,281	$148,682	—	$-
	2/14/2022	3/1/2022	(4)	—	75,000	$15.60	2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(5)	—	—	$-	2/13/2032	45,000	$720,900	—	$-
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	22,500	$360,450
	2/14/2022	3/6/2022	(7)	—	—	$-	2/13/2032	—	$-	22,500	$360,450

(1)
All of the outstanding equity awards granted prior to November 13, 2014 were granted under our 2005 Plan. The outstanding equity awards granted on and after November 13, 2014 were granted under our 2014 Plan.
(2)
This column is the exercise price and represents the fair market value of a share of our common stock on the date of grant, as determined by the Board.
(3)
This represents the market value of the shares of our common stock underlying the RSU and PRSU awards as of December 30, 2022, based on the closing price of our common stock, as reported on Nasdaq, of $16.02 per share on December 30, 2022, the last business day of the year.

(4)
Twenty-five percent of the shares of common stock subject to the stock option vest on the first anniversary of the vesting commencement date, and the remainder vests in equal amounts quarterly thereafter for the following three years.
(5)
Twenty-five percent of the units underlying the RSU awards vest on the first anniversary of the vesting commencement date and the remainder vests in equal amounts quarterly thereafter for the following three years.
(6)
The equity awards granted on October 4, 2021 are retention awards granted in the form of both stock options and RSUs which may be settled in shares of our common stock, with 25% of the RSU awards vesting on each of December 31, 2021, March 31, 2022, September 30, 2022, and March 31, 2023, and 50% of the shares subject to the stock options vesting on each September 30, 2022 and March 31, 2023, for each of Dr. Eisner and Ms. Chung.
(7)
The PRSU awards vest annually over four years, and are divided into two award forms with an equal target number of shares in each, one based on TSR as measured against companies in the Nasdaq Biotechnology Index, and one based on the achievement of clinical milestones. For the TSR PRSUs (the first PRSU listed for the named executive officer), they vest annually based on TSR as measured against companies in the Nasdaq Biotechnology Index. For the clinical milestone PSRU awards (the second PRSU listed for the named executive officer), in the first year, units will vest based on our success in meeting our enrollment targets for our Phase 3 studies, expressed as a percentage of target, with adjustments based on achieving the enrollment targets in earlier or later calendar quarters. In the second, third and fourth years, units will vest based on the enrollment achievement percentage multiplied by a scale multiplier determined by the number of positive Phase 3 data readouts by disease indication. Each unit granted pursuant to these PRSU awards represents a contingent right to receive one share of our common stock for each unit that vests.

2022 Option Exercises and Stock Vested Table

The following table shows certain information regarding stock vested during the last fiscal year with respect to our named executive officers for the fiscal year ended December 31, 2022. There were no exercises of stock options or vesting of PRSUs in 2022 for any of our named executive officers, only vesting of RSUs:

	Stock Awards
Named Executive Officer	Number of RSU Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Enrique Conterno	50,875	$652,539
Christine L. Chung	67,997	$884,204
Mark Eisner, M.D., M.P.H.	64,640	$854,757
Juan Graham	10,938	$144,186
Thane Wettig	14,719	$190,223

(1)
The value realized on vesting is equal to the closing price of our common stock on the vesting date, multiplied by the number of shares of our common stock that vested.

Change in Control Arrangements

Our named executive officers are party to a change in control severance agreement, the terms of which were established in 2014, and subsequently amended by superseding agreements in 2016 and 2019, in each case after consultation with Compensia, our Compensation Committee’s compensation consultant and review of compensation peer group data. Each agreement has a three-year term. Under the terms of the change in control severance agreements, if a named executive officer’s employment is terminated by us without “cause” and other than due to death or disability or he or she resigns for “good reason,” in either case, in connection with or within 12 months following the effective date of a change in control of the Company (“CIC Termination”), or if an executive officer’s employment is terminated by us without “cause” and other than due to death or disability outside the foregoing circumstances (“Ordinary Course Termination”), he or she will be entitled to receive the severance payments and benefits set forth below, subject to his or her timely execution (and non-revocation) of a release of claims in our favor within 60 days following the date of such termination of employment. The 2019 agreements contained a provision that provided for severance payments for a termination within 12 months of a change in CEO, but as of the end of 2022 no executive officer change in control severance agreements contain this provision.

CIC Termination

•
a cash severance payment equal to either 24 or 18 months of his or her base salary then in effect (with the applicable multiplier varying depending on the executive officer (24 in the case of our CEO and 18 in the case of our other named executive officers));
•
a cash severance payment equal to either 1.5 or 1 times the executive officer’s then current target bonus (with the applicable multiplier varying depending on the executive officer (1.5 in the case of our CEO and 1 in the case of our other named executive officers));
•
subject to his or her timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or another state law equivalent (“COBRA”), payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to either 18 or 12 months following the date of his or her termination of employment (18 in the case of our CEO and 12 in the case of our other executive officers); and
•
all outstanding equity awards, including all outstanding stock options, RSU awards, and PRSU awards held by him or her will become fully vested and exercisable as of a date immediately prior to the date of his or her termination of employment.

Ordinary Course Termination

•
a cash severance payment equal to either 18 or 12 months of his or her base salary then in effect (18 in the case of our CEO and 12 in the case of our other named executive officers); and
•
subject to his or her timely election of continuation coverage under COBRA, payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to either 18 or 12 months following the date of his or her termination of employment (18 in the case of our CEO and 12 in the case of our other named executive officers).

Notwithstanding the foregoing, to the extent that a named executive officer would be entitled to a greater level of severance payments and benefits under the terms and conditions of a severance plan or policy provided by us or our successor to our other employees being terminated in connection with or within 12 months following a change in control of the Company but for the existence of the change in control severance agreement, he or she will be entitled to receive the greater of the severance payments and benefits provided under such plan or policy or the change in control severance agreement.

In addition, to the extent that any payment or benefit that an executive officer would receive under the change in control severance agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will either be provided to him or her in full, or reduced to such lesser amount that would result in no portion of such payments or benefits being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in his or her receipt, on an after-tax basis, of the greatest amount of such payments and benefits. We do not provide any tax reimbursements or “gross-ups” on any severance or change in control payments or benefits and have no such arrangements in place with any of our executive officers, including any of our named executive officers.

For purposes of the change in control severance agreement, “cause” for termination of a named executive officer’s employment will exist if an executive officer is terminated for any of the following reasons: (1) the executive officer’s willful failure substantially to perform his or her duties and responsibilities to us or a deliberate violation of our policies; (2) the executive officer’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (3) unauthorized use or disclosure by the executive officer of any of our proprietary information or trade secrets of or any other party to whom the executive officer owes an obligation of nondisclosure as a result of his or her relationship with us; or (4) the executive officer’s willful breach of any of his or her obligations under any written agreement or covenant with us.

For purposes of the change in control severance agreement, “good reason” generally means the existence of any of the following conditions without the named executive officer’s written consent: (1) a material reduction in job duties or responsibilities inconsistent with the executive officer’s position with us (provided, that any such reduction or change after a change in control will not constitute good reason if the executive officer retains reasonably comparable duties and responsibilities with respect to our business within the successor entity following a change in control); (2) a reduction of the executive officer’s then current base salary or target bonus; (3) the relocation of the executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 40 miles as compared to the executive officer’s principal place of employment prior to such relocation; (4) any material breach by us of the change in control severance agreement or any other written agreement between us and the executive officer; or (5) the failure by any successor to us to assume the change in control severance agreement and any obligations thereunder.

In order to resign for good reason, a named executive officer must give written notice to us of the event forming the basis of the termination for good reason within 60 days after the date on which we give written notice to the executive officer of our decision to take any action set forth above, we must fail to cure such condition within 30 days after receipt of the executive officer’s written notice and the executive officer must terminate his or her employment within 30 days following the expiration of the cure period.

Each of our named executive officers also holds stock options under our 2005 Plan and/or the 2014 Plan that will accelerate in full in the event his or her employment is terminated by us without “cause” following a “Change in Control” of the Company or if he or she incurs a “constructive termination” of employment within 12 months following a Change in Control of the Company (as each such term is defined in the applicable stock option agreement). In addition, any stock options granted under our 2014 Plan that are not assumed, continued, or otherwise substituted for in the transaction will vest and become exercisable in full immediately prior to the closing of such transaction.

For purposes of the standard form of stock option agreement under the 2005 Plan, “cause” generally means: (1) a commission of a felony related to us or our business or any crime involving fraud or moral turpitude; (2) the attempted commission of, or participation in, a fraud against us; (3) the unauthorized use or disclosure of our confidential information or trade secrets; or (4) the participant’s willful failure to substantially perform his or her duties and responsibilities owed to us. For purposes of the standard form of stock option agreement under the 2005 Plan, “constructive termination” generally means (1) a substantial reduction in the participant’s duties or responsibilities in effect immediately prior to the effective time of a change in control; (2) a material reduction in a participant’s annual base salary as in effect on the closing date of the change in control or as increased thereafter; (3) any failure by us to continue in effect any benefit plan or program in which the participant was participating immediately prior to the effective time of a change in control or the taking of any action by us that would adversely affect a participant’s participation in or reduce benefits under any such plans or programs (provided, that a constructive termination will not be deemed to have occurred if we provide for the participation in benefit plans and programs that, taken as a whole, are comparable to those that were provided immediately prior to the change in control); (4) a relocation of the participant’s business office to a location more than 50 miles from the location at which the participant performed his or her duties as of the effective time of the change in control; or (5) a material breach by us of any provision of any material agreement between the participant and us concerning the terms and conditions of the participant’s employment.

The change in control form of stock option grant notice and agreement under the 2014 Plan provides that in the event of a change in control of the Company (as defined in the 2014 Plan): (1) if at the time of the change in control, a participant’s outstanding option is assumed, continued or otherwise substituted in the change in control transaction and the participant’s employment is involuntarily terminated by us or our successor corporation without cause or due to a constructive termination within 12 months following the closing of such change in control transaction, the vesting and exercisability of the unvested portion of the participant’s option will accelerate in full on the date of such termination, and/or (2) if a participant’s outstanding option is not assumed, continued or otherwise substituted in the change in control transaction, the unvested portion of the participant’s option will vest and become exercisable as of immediately prior to the closing of the change in control transaction.

Estimated Change in Control and Severance Benefits

The following charts present the approximate amount of the payments and benefits to which each of our named executive officers would have been entitled had his or her employment terminated under the circumstances described in the preceding paragraphs on December 31, 2022.

The amounts in the following tables assume that our named executive officers terminated employment effective December 31, 2022 pursuant to the indicated events. The closing price of our common stock on December 30, 2022, the last business day of the year, was $16.02 per share. These amounts are in addition to payments and benefits generally available to our employees upon termination of employment, such as distributions from our Section 401(k) plan and payout of accrued vacation.

CIC Termination

Named Executive Officer	Event	Cash Severance ($)	Target Bonus ($)	Maximum COBRA Subsidy ($)(1)	Value of Equity Acceleration ($)	Total ($)(2)
Enrique Conterno	CIC Termination	$1,700,000	$956,250	$75,493	$6,912,434	$9,644,177
Christine L. Chung	CIC Termination	$757,500	$252,500	$75,493	$2,208,599	$3,294,092
Mark Eisner, M.D., M.P.H.	CIC Termination	$945,000	$315,000	$75,493	$2,678,766	$4,014,259
Juan Graham	CIC Termination	$720,000	$240,000	$75,493	$1,608,571	$2,644,064
Thane Wettig	CIC Termination	$802,500	$267,500	$-	$1,802,207	$2,872,207

Ordinary Course Termination

Named Executive Officer	Event	Cash Severance ($)	Target Bonus ($)	Maximum COBRA Subsidy ($)(1)	Value of Equity Acceleration ($)	Total ($)(2)
Enrique Conterno	Ordinary Course Termination	$1,275,000	$-	$75,493	$-	$1,350,493
Christine L. Chung	Ordinary Course Termination	$505,000	$-	$50,328	$-	$555,328
Mark Eisner, M.D., M.P.H.	Ordinary Course Termination	$630,000	$-	$50,328	$-	$680,328
Juan Graham	Ordinary Course Termination	$480,000	$-	$50,328	$-	$530,328
Thane Wettig	Ordinary Course Termination	$535,000	$-	$-	$-	$535,000

(1)
Under a CIC Termination, continuing coverage is available to each named executive officer for up to 18 months. Under an Ordinary Course Termination, continuing coverage is available for up to 18 months to our CEO and for up to 12 months for all other named executive officers.
(2)
Total does not include amounts earned or benefits accrued due to continued service by the named executive officer through December 31, 2022, such as vested stock options. Total also does not include amounts the named executive officer was eligible to receive under our 2022 Bonus Plan with respect to 2022 performance.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of our CEO, Mr. Conterno.

For 2022, our last completed fiscal year:

•
the median of the annual total compensation of all our employees was $195,048; and
•
the total compensation of our CEO was $10,741,074.

Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 55.07 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

•
In determining our employee population, we considered the individuals who were employed by us and our consolidated subsidiaries on December 31, 2022, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population;

•
To identify our median employee, we chose to use a consistently applied compensation measure, which we selected as the aggregate of the annual base salary and actual annual bonus paid for the 12-month period from January 1, 2022 through December 31, 2022; and
•
For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2022. For permanent employees hired during 2022, or who took leave, we annualized their salary or base pay as if they had been employed for the entire measurement period for determination of their salary, and used the actual amount of bonus paid. We did not make any cost-of-living adjustment.

Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2022 Summary Compensation Table as set forth in this proxy statement. Based on this methodology, the total compensation for our CEO in 2022 was $10,741,074.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

PAY-VERSUS-PERFORMANCE

The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive compensation with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. In 2022, incentive pay made up 92% of our Chief Executive Officer’s target compensation and 82% of our other NEO target compensation (average). This high utilization of incentive compensation results in higher total realized pay when our stock price appreciates. Conversely, declines in our stock price result in lower realized pay, including the possibility that some awards pay zero at the end of their performance period.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how our executive compensation aligns with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”

Executive Compensation and Financial Performance Measures Table

The following table shows a summary of compensation reported for and compensation actually paid to our named executive officers for the last three fiscal years ended December 31, 2022 together with financial performance measures.

							Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for First PEO (2)	Compensation Actually Paid to First PEO (3)	Summary Compensation Table Total for Second PEO (2)	Compensation Actually Paid to Second PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Stockholder Return (4)	Peer Group Total Stockholder Return (5)	Net Loss (6)	Company Selected Measure (in millions) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2022	$10,741,074	$10,196,784	$-	$-	$3,236,022	$3,148,286	$37.35	$113.65	$(293,654)	$208.8
2021	$10,385,103	$(373,437)	$-	$-	$3,478,357	$92,813	$32.87	$126.45	$(290,023)	$186.1
2020	$12,267,619	$8,801,749	$717,343	$906,229	$3,447,343	$3,110,576	$86.48	$126.42	$(189,291)	$72.5

(1)
The PEOs and NEOs included in the above columns reflect the following:

Year	First PEO (CEO)	Second PEO (Interim CEO)	Non-PEO NEOs
2022	Enrique Conterno	N/A	Christine L. Chung, Mark Eisner, Juan Graham, Thane Wettig
2021	Enrique Conterno	N/A	Christine L. Chung, Pat Cotroneo, Mark Eisner, Juan Graham, Elias Kouchakji, Thane Wettig
2020	Enrique Conterno	James A. Schoeneck	Pat Cotroneo, Mark Eisner, Elias Kouchakji, Thane Wettig, K. Peony Yu

(2)
The dollar amounts reported in columns (b), (d) and (f) represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to the 2022 Summary Compensation Table as set forth in this proxy statement.
(3)
The dollar amounts reported in columns (c), (e) and (g) represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received or paid to the individuals during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the number includes:

(a) The Summary Compensation Table Total less the reported grant date fair value of equity awards (as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.)

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. No adjustments were made to pensions (not applicable). The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjustments
First PEO
2022	$8,492,756	$297,419	$0	($111,405)	$0	$0	$8,678,769
2021	$1,785,484	($2,955,150)	$0	($509,179)	$0	$0	($1,678,844)
2020	$7,159,980	$0	$0	$0	$0	$0	$7,159,980
Second PEO
2022	$0	$0	$0	$0	$0	$0	$0
2021	$0	$0	$0	$0	$0	$0	$0
2020	$321,148	$0	$0	($132,262)	$0	$0	$188,886
Average of Non-PEO NEOs
2022	$2,043,830	$164,531	$0	($76,773)	$0	$0	$2,131,587
2021	$921,604	($945,402)	$75,607	($270,399)	($528,904)	$0	-$747,495
2020	$2,874,781	($347,623)	$0	($206,753)	$0	$0	$2,320,405

Equity Award Valuations

Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by all of our named executive officers (except James A. Schoeneck) that vested during or were outstanding as of the end of each covered fiscal year materially differed from the assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 1.25 years to 5.73 years, the risk-free interest rate varied from 0.1% to 4.5%, the stock price as of the measurement dates varied from $9.61 to $50.53, and the stock price volatility assumptions varied from 54.7% to 89.0% depending on the specific stock option the fair value of which was being recalculated.

The grant date fair values of PRSU awards that are subject to performance conditions (achievement of clinical milestones) are calculated using the market price of our common stock as of the date of grant assuming target performance, while the grant date fair value of PRSU awards that are subject to market condition (total stockholder return) are calculated using a Monte Carlo valuation model as of the date of grant. With respect to the valuation assumptions used for the PRSU awards held by our named executive officers that were earned and vested during or were outstanding as of the end of each covered fiscal year, the PRSU awards subject to performance conditions did not materially differ from the assumptions used at the time of grant and were based on the then-current market price of our common stock as of each measurement date and the probable outcome of such awards, while the PRSU awards subject to a market condition materially differed from the assumptions used at the time of grant and were based on a Monte Carlo valuation model. We granted PRSU awards in 2022 only, which are included in the compensation actually paid calculations for that covered fiscal year.

RSU award grant date fair values are calculated using the market price of our common stock as of the date of grant. The valuation assumptions used to calculate the fair values of the RSU awards held by all of our named executive officers that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of year-end and as of each vesting date. The valuation assumptions used to calculate the fair values of the RSU awards and PRSU awards held by the other named executive officers as a group that vested during or were outstanding as of the end of each covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those disclosed at the time of grant.

(4)
Cumulative total stockholder return “cTSR” is the difference between our share price at the end of the applicable measurement period and our share price at the beginning of the measurement period as calculated in accordance with Item 402 of Regulation S-K.
(5)
Represents the weighted peer group cTSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Biotechnology Index.
(6)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(7)
“Company Selected Measure” is defined as total roxadustat net sales in China, as defined in our periodic reports filed with the SEC for 2022. We define “total roxadustat net sales in China” for 2021 and 2022 as sales made by the distribution entity, Beijing Falikang Pharmaceutical Co., Ltd., as well as direct sales by FibroGen’s subsidiary in China, FibroGen (China) Medical Technology Development Co., Ltd. The distribution entity, which is jointly owned by AstraZeneca AB and FibroGen, is not consolidated into FibroGen’s financial statements. For 2020, before the distribution entity was established, we define “total roxadustat net sales in China” as sales made by FibroGen (China) Medical Technology Development Co., Ltd. directly to its own distributors. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that total roxadustat net sales in China is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022:

•
Roxadustat sales
•
China roxadustat profitability

Roxadustat sales and China roxadustat profitability are the two financial performance measures (weighted 9% and 10%, respectively) included in our short-term incentive program. Additionally, a portion of long-term incentive equity awards are based on relative total stockholder return versus the Nasdaq Biotechnology Index, and a portion are based on the achievement of defined clinical milestones. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” beyond these metrics, our short- and long-term incentive payouts consider the holistic caliber of our performance in areas such as research, clinical, and regulatory milestones versus defined financial performance measures. In aggregate, our performance in these areas drives our compensation structure, specifically the degree to which our NEOs are granted equity awards and earn cash bonuses.

Analysis of Information Presented in Pay-Versus-Performance Table

Because of the nature of our business and the stage of our development, we primarily use a number of operational measures to determine executive compensation, which vary from year to year. These operational performance measures are not presented in the Pay-Versus-Performance table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for Mr. Conterno and our other NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.

Compensation Actually Paid and Company cTSR

The following chart shows the relationship between compensation actually paid and our cumulative total stockholder return.

Compensation Actually Paid and Net Income

The following chart shows the relationship between compensation actually paid and net income.

Compensation Actually Paid and Total Roxadustat Net Sales in China

The following chart shows the relationship between compensation actually paid and total roxadustat net sales in China1

All information provided above under the “Pay-Versus-Performance” heading will not be deemed to be incorporated by reference into any filing of FibroGen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent FibroGen specifically incorporates such information by reference.

_________________________________________

1 Total roxadustat net sales in China includes sales made by the distribution entity as well as FibroGen China’s direct sales, each to its own distributors. The distribution entity jointly owned by AstraZeneca and FibroGen is not consolidated into FibroGen’s financial statements.

Pension Benefits

We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the extent permissible under applicable law. However, Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•
any breach of the director’s duty of loyalty to us or to our stockholders;
•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification of our directors, officers and controlling persons for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Between April 2021 and May 2021, five putative securities class action complaints were filed against FibroGen and certain of its current and former executive officers (collectively, the “Defendants”) in the U.S. District Court for the Northern District of California. The lawsuits allege that Defendants violated the Securities Exchange Act of 1934 by making materially false and misleading statements regarding FibroGen’s Phase 3 clinical studies data and prospects for U.S. Food and Drug Administration approval. On August 30, 2021, the Court consolidated the actions and appointed a group of lead plaintiffs. Plaintiffs filed their consolidated amended complaint on October 29, 2021 and a corrected consolidated amended complaint on November 19, 2021 (the “Complaint”). The Complaint alleges false and misleading statements between December 2018 and June 2021 and seeks to represent a class of persons or entities that purchased FibroGen securities between December 20, 2018 and July 15, 2021. On July 15, 2022, the court issued an order denying Defendants’ motions to dismiss. Defendants answered the Complaint on September 13, 2022 and discovery is ongoing. On January 27, 2023, Plaintiffs filed a motion for class certification. Defendants’ opposition is due April 28, 2023.

On July 30, 2021, a purported shareholder derivative (the “California Federal Derivative”) complaint was filed in the U.S. District Court for the Northern District of California. The California Federal Derivative complaint names as defendants FibroGen’s current and former officers and directors, as well as FibroGen as nominal defendant, and asserts state and federal claims based on some of the same alleged misstatements as the securities class action complaint. The California Federal Derivative complaint seeks unspecified damages, attorneys’ fees, and other costs. On December 27, 2021, a second purported shareholder derivative (the “Delaware Federal Derivative”) complaint was filed in the U.S. District Court for the District of Delaware. The Delaware Federal Derivative complaint names FibroGen’s current and former officers and directors as defendants, as well as FibroGen as nominal defendant, and asserts state and federal claims based on some of the same alleged misstatements as the securities class action complaint, as well as allegations of insider trading against certain defendants. The Delaware Federal Derivative complaint seeks unspecified damages, attorneys’ fees, and other costs. On April 14, 2022, a third purported shareholder derivative (the “Delaware Chancery Derivative”) complaint was filed in the Delaware Court of Chancery. The Delaware Chancery Derivative complaint names substantially the same defendants as the other purported shareholder derivative actions and asserts similar claims based upon similar allegations. The Delaware Chancery Derivative complaint seeks unspecified damages, attorneys’ fees, and other costs. All three derivative actions have been stayed pending resolution of any motions for summary judgment in the securities class action.

The Company believes that the claims are without merit and it intends to vigorously defend against them. However, any litigation is inherently uncertain, and any judgment or injunctive relief entered against FibroGen or any adverse settlement could materially and adversely impact its business, results of operations, financial condition, and prospects.

In the fourth quarter of 2021, the Company received a subpoena from the SEC requesting documents related to roxadustat’s pooled cardiovascular safety data. The Company is fully cooperating with the SEC. The Company cannot predict with any degree of certainty the outcome of the SEC’s investigation or determine the extent of any potential liabilities. The Company also cannot predict whether there will be any loss as a result of the investigation nor can it provide an estimate of the possible loss or range of loss. Any adverse outcome in this matter or any related proceeding could expose the Company to substantial damages, penalties, or reputational harm that may have a material adverse impact on the Company’s business, results of operations, financial condition, growth prospects, and price of its common stock.

Between August 3, 2022 and August 4, 2022, the Company’s Board received three litigation demands from purported shareholders of the Company, asking the Board to investigate and take action against certain current and former officers and directors of the Company for alleged wrongdoing based on the same allegations in the pending derivative and securities class action lawsuits. On March 27, 2023, the Company’s Board received another litigation from a purported shareholder of the Company, seeking similar action as the other litigation demands. The Company may in the future receive such additional demands.

Starting in October 2021, certain challenges have been filed with the China National Intellectual Property Administration against patents which claim a crystalline form of roxadustat. Final resolution of such proceedings will take time and the Company could not predict the ultimate outcome, or reasonably estimate the potential exposure.

Exchange Act Rule 10b5-1 Plans

From time to time, our executive officers and the non-employee members of the Board may be parties to individual Exchange Act Rule 10b5-1 trading plans pursuant to which shares of our common stock will be sold for their account from time to time in accordance with the provisions of the plans without any further action or involvement by the executive officers. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our Insider Trading Policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	12,747,897	(3)	$29.21	17,847,598	(4)(5)(6)

(1)
All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 11 to our financial statements under Item 8 included in our Annual Report.
(2)
The weighted-average exercise price does not take into account the shares subject to outstanding RSUs, which have no exercise price.
(3)
As of December 31, 2022, there were: (i) 12,747,897 shares of common stock subject to outstanding stock options under the 2005 Plan; (ii) 291,418 shares of common stock subject to outstanding stock options under the 2014 Plan; and (iii) 12,456,479 shares of common stock payable upon the vesting of outstanding RSU awards under the 2014 Plan.
(4)
Includes 11,533,399 and 6,314,199 shares of common stock available for issuance under the 2014 Plan and our 2014 Employee Stock Purchase Plan, respectively, as of December 31, 2022. No shares are available for issuance under the 2005 Plan. Shares under the 2005 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2014 Plan.
(5)
The number of shares reserved for issuance under the 2014 Plan will increase January 1 of each year commencing on January 1, 2016 and continuing through and including January 1, 2024 by the lesser of (i) the amount equal to 4% of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board.
(6)
The number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan will increase January 1 of each year commencing January 1, 2016 and continuing through and including January 1, 2024 by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase; (ii) 1,200,000 shares; or (iii) such number of shares as may be determined by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2023, unless otherwise indicated, for:

•
each of our named executive officers;
•
each of our directors and nominees for director;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under stock options or RSU awards that are exercisable or released, respectively, within 60 days after January 31, 2023 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or RSU awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownership is based on 94,182,915 shares of common stock outstanding as of January 31, 2023, adjusted as required by rules promulgated by the SEC.

This table is based upon information supplied by officers, directors, principal stockholders, and Schedules 13G filed with the SEC, which information may not be accurate as of January 31, 2023. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o FibroGen, Inc., 409 Illinois Street, San Francisco, California 94158.

Name of Beneficial Owner	Number of Shares	Beneficial Ownership Percent
Greater Than 5% Stockholders:
Astellas Pharma Inc.	4,968,367	5.28%
5-1 Nihonbashi-Honcho 2-chome, Chuo-ku Tokyo 103-8411 Japan
BlackRock, Inc. (1)	7,133,738	7.57%
55 East 52nd Street, New York, NY 10055
Point72 Asset Management, L.P. (2)	6,281,645	6.67%

PRIMECAP Management Company (3)	13,895,078	14.75%
177 East Colorado Blvd., 11th Floor, Pasadena, CA 91105
The Vanguard Group (4)	9,444,069	10.03%
100 Vanguard Blvd., Malvern, PA 19355
Named Executive Officers and Directors:
Enrique Conterno (5)	512,020	*
Christine L. Chung (6)	459,744	*
Mark Eisner, M.D., M.P.H. (7)	195,391	*
Juan Graham (8)	92,087	*
Thane Wettig (9)	132,475	*
James A. Schoeneck (10)	280,294	*
Suzanne Blaug (11)	47,762	*
Aoife Brennan, M.B., B.Ch. (12)	31,577	*
Benjamin F. Cravatt, Ph.D. (13)	31,577	*
Jeffrey L. Edwards (14)	90,368	*
Jeffrey W. Henderson (15)	93,096	*
Maykin Ho, Ph.D. (16)	50,014	*
Gerald Lema (17)	87,914	*
All executive officers and directors as a group (13 persons) (18)	2,138,059	2.39%

* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)
This information is based solely on a Schedule 13G/A, as of December 31, 2022, filed with the SEC on February 6, 2023. BlackRock, Inc. reported sole voting power with respect to 6,992,188 shares of our common stock and sole dispositive power with respect to 7,133,738 shares of our common stock.

(2)
This information is based solely on a Schedule 13G, as of December 31, 2022, filed with the SEC on February 14, 2023. Pursuant to an investment management agreement, Point72 Asset Management, L.P. (“Point72 Asset Management”) maintains investment and voting with respect to shares of our common stock held by certain investment funds it manages. Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) maintains investment and voting power with respect to shares of our common stock held by certain investment funds it manages. Steven A. Cohen (“Mr. Cohen”) controls each of Point72 Asset Management, Point72 Capital Advisors, and Cubist Systematic Strategies. Each of (i) Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen reported shared voting power with respect to 6,281,645 shares of our common stock and shared dispositive power with respect to 6,281,645 shares of our common stock, and (ii) Cubist Systematic Strategies and Mr. Cohen reported shared voting power with respect to 0 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902, and (ii) Cubist Systematic Strategies is 55 Hudson Yards, New York, NY 10001.
(3)
This information is based solely on a Schedule 13G/A, as of December 31, 2022, filed with the SEC on February 9, 2023. PRIMECAP Management Company reported sole voting power with respect to 12,969,629 shares of our common stock and sole dispositive power with respect to 13,895,078 shares of our common stock.
(4)
This information is based solely on a Schedule 13G/A, as of December 30, 2022, filed with the SEC on February 9, 2023. The Vanguard Group reported shared voting power with respect to 141,763 shares of our common stock, sole dispositive power with respect to 9,216,280 shares of our common stock, shared dispositive power with respect to 227,789 shares of our common stock, and the full aggregated amount beneficially owned by each reporting person is 9,444,069 shares of our common stock.
(5)
Mr. Conterno: consists of 27,800 shares held by the E. Conterno Trust, of which Mr. Conterno is the sole trustee. Also includes 491,824 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023, 49,975 shares issuable upon settlement of RSUs that will vest within 60 days of January 31, 2023, and 60,349 shares issuable upon settlement of PRSUs that will vest within 60 days of January 31, 2023.
(6)
Ms. Chung: includes 324,756 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023, 30,148 shares issuable upon settlement of RSUs that will vest within 60 days of January 31, 2023, and 15,137 shares issuable upon settlement of PRSUs that will vest within 60 days of January 31, 2023.
(7)
Dr. Eisner: includes 170,521 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023, 35,818 shares issuable upon settlement of RSUs that will vest within 60 days of January 31, 2023, and 20,183 shares issuable upon settlement of PRSUs that will vest within 60 days of January 31, 2023.
(8)
Mr. Graham: includes 98,254 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023, 7,812 shares issuable upon settlement of RSUs that will vest within 60 days of January 31, 2023, and 7,567 shares issuable upon settlement of PRSUs that will vest within 60 days of January 31, 2023.
(9)
Mr. Wettig: includes 125,968 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023, 14,156 shares issuable upon settlement of RSUs that will vest within 60 days of January 31, 2023, and 15,137 shares issuable upon settlement of PRSUs that will vest within 60 days of January 31, 2023.
(10)
Mr. Schoeneck: consists of 80,822 shares held by the James A. and Cynthia L. Schoeneck Family Trust, of which Mr. Schoeneck and his wife, Cynthia L. Schoeneck, are joint trustees. Also includes 113,950 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(11)
Ms. Blaug: includes 33,714 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(12)
Dr. Brennan: includes 22,963 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(13)
Dr. Cravatt: includes 22,963 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(14)
Mr. Edwards: includes 72,568 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(15)
Mr. Henderson: includes 75,296 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.

(16)
Dr. Ho: includes 36,808 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(17)
Mr. Lema: consists of 16,600 shares held by the G Lema Trust, of which Mr. Lema is the sole trustee. Also includes 50,014 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023.
(18)
Includes 1,521,226 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2023, 137,909 shares issuable upon settlement of RSUs that will vest within 60 days of January 31, 2023, and 118,373 shares issuable upon settlement of PRSUs that will vest within 60 days of January 31, 2023.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and named executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our named executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2022 our named executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to each of them, other than a late Form 4 for Mr. Graham covering sales of equity that was filed on December 15, 2022, late Form 4s for Ms. Chung covering sales of equity that were filed on January 4, 2023, and a Form 5A for Mr. Wettig covering transfers of equity that was filed on February 17, 2023.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS PROCEDURES

It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving or disapproving all related-person transactions, including transactions with more than 5% stockholders of the Company, as required by the Nasdaq rules. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Astellas Collaboration

Astellas is an equity investor in FibroGen and considered a related party. During the year ended December 31, 2022, we recorded license and development revenue related to collaboration agreements with Astellas of $32.5 million, and drug product revenue from Astellas of $11.1 million. During the year ended December 31, 2022, our expense related to collaboration agreements with Astellas was immaterial.

Other Transactions

We have entered into offer letter agreements with our named executive officers. For more information regarding these agreements, see the information included under the caption “Executive Compensation—Offer Letter Agreements for At-Will Employment.”

We have granted stock options to our named executive officers and our directors. For a description of these options, see the information under the caption “Executive Compensation” and “Director Compensation”.

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or FibroGen. Direct your written request to: Investor Relations, FibroGen, Inc., 409 Illinois Street, San Francisco California, 94158 or contact Investor Relations at 415-978-1200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, FibroGen will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report on Form 10-K and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

April 27, 2023

A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to: Secretary, FibroGen, Inc., 409 Illinois Street, San Francisco California, 94158.

SCAN TO VIEW MATERIALS & VOTE FIBROGEN, INC. 409 ILLINOIS STREET SAN FRANCISCO, CA 94158 VOTE ONLINE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card available when you access the website and then follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/FGEN2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions on your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card available when you call and then follow the instructions to cast your vote. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 6, 2023 for your vote to be counted. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the environmental impact of and the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or access them online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V10764-P91487 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIBROGEN, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Class III Directors to hold office until the 2026 Annual Meeting of Stockholders Nominees: For Withhold 1a. Enrique Conterno 1b. Aoife Brennan, M.B., B.Ch. 1c. Gerald Lema For Against Abstain 2. To approve, on an advisory basis, the compensation of FibroGen’s named executive officers, as disclosed in the proxy statement. 3. To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of FibroGen for the year ending December 31, 2023. 2. To approve, on an advisory basis, the compensation of FibroGen’s named executive officers, as disclosed in the proxy statement. 4. To conduct any other business properly brought before the meeting. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. When signing as joint owners, all owners must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V10765-P91487 FibroGen ANNUAL MEETING OF STOCKHOLDERS June 7, 2023 8:00 AM Pacific Daylight Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Enrique Conterno and Michael Lowenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FibroGen, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Daylight Time on June 7, 2023, at www.virtualshareholdermeeting.com/FGEN2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SCAN TO VIEW MATERIALS & VOTE FIBROGEN, INC. 409 ILLINOIS STREET SAN FRANCISCO, CA 94158 VOTE ONLINE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card available when you access the website and then follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/FGEN2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions on your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card available when you call and then follow the instructions to cast your vote. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 6, 2023 for your vote to be counted. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the environmental impact of and the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or access them online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V10764-P91487 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIBROGEN, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Class III Directors to hold office until the 2026 Annual Meeting of Stockholders Nominees: For Withhold 1a. Enrique Conterno 1b. Aoife Brennan, M.B., B.Ch. 1c. Gerald Lema For Against Abstain 2. To approve, on an advisory basis, the compensation of FibroGen’s named executive officers, as disclosed in the proxy statement. 3. To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of FibroGen for the year ending December 31, 2023. 2. To approve, on an advisory basis, the compensation of FibroGen’s named executive officers, as disclosed in the proxy statement. 4. To conduct any other business properly brought before the meeting. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. When signing as joint owners, all owners must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V10765-P91487 FibroGen ANNUAL MEETING OF STOCKHOLDERS June 7, 2023 8:00 AM Pacific Daylight Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Enrique Conterno and Michael Lowenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FibroGen, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Daylight Time on June 7, 2023, at www.virtualshareholdermeeting.com/FGEN2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE